                                                                    Exhibit 10.2


                  -------------------------------------------


                           BLUE HILL PLAZA ASSOCIATES

                                                            Landlord,

                                      and

                           LONG DISTANCE DIRECT, L.P.

                                                            Tenant.

                               -----------------

                                     LEASE

                               -----------------

                          Premises in the Building at
                              One Blue Hill Plaza
                             Pearl River, New York

                                TABLE OF CONTENTS

1       Definitions ................................................  1
2       Demise, Term and Rent ......................................  2
3       Preparation of Premises ....................................  2
4       Use ........................................................  3
5       Subordination ..............................................  3
6       Assignment and Subletting ..................................  5
7       Estoppel Certificate; Memorandum ...........................  9
8       Requirements of Law ........................................  9
9       Property Loss and Indemnification .......................... 10
10      Destruction - Fire and Other Casualty ...................... 11
11      Insurance .................................................. 11
12      Condemnation ............................................... 12
13      Repairs .................................................... 13
14      Services ................................................... 14
15      Alterations ................................................ 15
16      Escalations - Taxes, Operating Expenses .................... 16
17      Electric Energy ............................................ 21
18      Signs ...................................................... 24
19      Limitation of Landlord's Liability ......................... 24
20      Broker ..................................................... 24
21      Default - Conditions of Limitation ......................... 25
22      Re-Entry by Landlord ....................................... 26
23      Damages .................................................... 27
24      Surrender .................................................. 29
25      Access to Demised Premises ................................. 30
26      Waivers .................................................... 31
27      No Surrender, etc. ......................................... 31
28      Curing Tenant's Defaults ................................... 32
29      Notices .................................................... 32
30      Arbitration ................................................ 33
31      Relocation of Demised Premises ............................. 33
32      No Representations - Entire Agreement ...................... 34
33      Changes and Modifications .................................. 34
34      Successors and Assigns ..................................... 34
35      Inability to Perform ....................................... 34
36      Rules and Regulations ...................................... 35
37      Consents ................................................... 35
38      Partnership Tenant ......................................... 36
39      Quiet Enjoyment ............................................ 36
40      Security ................................................... 36
41      Late Charge ................................................ 37
42      Miscellaneous .............................................. 37
43      Common Areas and Parking ................................... 38
44      Fixed Rent ................................................. 40
45      Exhibit A  - Floor Plan .................................... 43
46      Exhibit A  - Plot Plan of Property ......................... 44
47      Exhibit B  - Landlord's Work and Tenant's Work ............. 45
48      Exhibit C  - Electricity Option ............................ 46
49      Exhibit D  - Rules and Regulations ......................... 48

LEASE dated the 15th day of March, 1993 between BLUE HILL PLAZA ASSOCIATES, a New York limited partnership having its principal office at One Blue Hill Plaza, Pearl River, NY 10965 (herein called "Landlord"), and LONG DISTANCE DIRECT, L.P., a limited partnership, having an office at One Blue Hill Plaza, Pearl River, New York (herein called "Tenant").

                                   WITNESSETH:

        Landlord and Tenant hereby covenant and agree as follows:

                                   ARTICLE 1

                                  Definitions

        1.01. As used in this Lease, the following terms shall have the meanings set forth below:

        Building: The office building premises known as and by street address One Blue Hill Plaza, Pearl River, New York 10965.

        Buildings: The Building and any other office building on the Property.

        Demised Premises: A portion of the fourteenth (14th) floor, specifically Suite 1430 of the Building as outlined in red on the floor plan annexed hereto as Exhibit A.

        Landlord: Only the owner at the time in question of the Building or of a lease of the Building, so that in the event of any transfer of title to the Building or of Landlord's interest in a lease of the Building, the transferor shall be and hereby is relieved and freed of all obligations of Landlord under this Lease accruing after such transfer, and it shall be deemed without further agreement that such transferee has assumed and agreed to perform and observe all obligations of Landlord herein during the period it is the holder of Landlord's interest under this Lease.

        Landlord's Agents: The agents, contractors and employees of Landlord.

        Managing Agent: Clifford Management Corp., One Blue Hill Plaza, Pearl River, New York, New York, or such other party as Landlord may hereafter designate by notice to Tenant.

        Property: All of the land and improvements thereon owned or groundleased by Landlord and comprising the Blue Hill project as shown on the plot plan attached hereto and made a part hereof as Exhibit A-1. The foregoing shall include, in addition, any other parcels of land or improvements or any facility serving the project and made available by easement, agreement or otherwise. Landlord reserves the right to add or sever the ownership or right of use to any portion of the Property at any time, whereupon the portion so added or severed shall be included or excluded, as the case may be, from the Property for purposes of this Lease.

        Repair: The term "repair" shall be deemed to include restoration and replacement as may be necessary to achieve and maintain good working order and condition.

        Tenant's Property: The furniture and furnishing of Tenant and the following which are furnished and installed by or for Tenant without expense to Landlord and without any allowance or credit to Tenant; movable partitions, chandeliers and other hanging, standing or projecting special lighting fixtures, special cabinet work, other business and trade fixtures,business machines, business equipment and communications equipment, whether or not attached to or built into the Demised Premises and which can be removed without permanent structural damage to, or permanent defacement of, the building.

                                   ARTICLE 2

                             Demise, Term and Rent

        2.01. Demise: Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, upon and subject to the terms, covenants, provisions and conditions of this Lease, the Demised Premises.

        2.02. Term: The term of this lease shall commence on March 20, 1993 (herein referred to as the "Commencement Date") and shall end on March 31, 1998 of the month in which occurs the fifth (5th) anniversary of the Commencement Date, (such date on which the term of the lease expires is herein referred to as the "Expiration Date") or until such term shall sooner cease and terminate as herein provided.

        2.03. Rent: The rents reserved under this Lease, which shall be payable throughout the Term commencing with the Commencement Date, shall be and consist of (a) fixed rent (herein called "Fixed Rent") in the amount of (1) ONE HUNDRED ONE THOUSAND SIX HUNDRED FORTY AND 00/100 ($101,640.00) DOLLARS per year, payable in equal monthly installments of $8,470.00 during the three (3) year period commencing on the Commencement Date and ending on March 31, 1998 and (ii) ONE HUNDRED THIRTEEN THOUSAND NINE HUNDRED SIXTY AND 00/100 ($113,960.00) DOLLARS per year, payable in equal monthly installments of $9,496.67 during the two (2) year period commencing on April 1, 1996 and ending on the Expiration Date (except that Tenant shall pay, upon the execution and delivery of this Lease by Tenant, the sum of $8,470.00, to be applied against the first installment of Fixed Rent becoming due under this Lease), and (b) additional rent (herein called "Additional Rent") consisting of all other sums of money as shall become due from and payable by Tenant to Landlord hereunder for non-payment of which Landlord shall have the same remedies as for a default in the payment of Fixed Rent, all to be paid in lawful money of the United States to Landlord at the office of the Managing Agent, or to such other person and/or at such other place as Landlord may designate by notice to Tenant. (Fixed Rent and Additional Rent are herein sometimes collectively called "Rent").

        2.04. Rent Abatement: Notwithstanding anything in Section 2.03 of this
Article 2 to the contrary, Fixed Rent shall be partially abated; (i) during the thirty (30) month period commencing on the Commencement Date and ending on Sept. 30, 1995 so that during this abatement period, Tenant shall pay to Landlord the amount of $7,186.67 per month. There shall be no further rent abatements and Fixed Rent shall be payable in accordance with Section 2.03 except as specifically set forth in this Section 2.04.

        2.05. No Setoff: Tenant shall pay Fixed Rent and Additional Rent promptly when due without notice or demand therefor and without any abatement, deduction or setoff for any reason whatsoever, except as may be expressly provided in this Lease.

                                   ARTICLE 3

                            Preparation of Premises

        3.01. Preparation of Premises:

        Tenant has examined the Demised Premises and agrees to accept same in its "as is" condition as of the date hereof and agrees that Landlord shall not be obligated to perform any work, supply any materials or incur any cost or expense to prepare same for Tenant's occupancy. Landlord shall, however, at Tenant's sole cost and expense, which amount shall be $10,000 which shall be paid by Tenant to Landlord upon execution of this Lease, paint the Demised Premises and shampoo the carpeting.

        3.02. Possession. If Landlord is unable to give possession of the Demised Premises on the Commencement Date because of the holding-over or retention of possession by any tenant, undertenant or occupant, or because of the fact that a temporary or permanent Certificate of Occupancy has not been procured, or for any other reason (including, but not limited to, the occurrence of any of the events described in Section 35.01), Landlord shall not be subject to any liability for failure to give possession on the Commencement Date and the validity of this Lease shall not be impaired under such circumstances, nor shall the same be construed in any way to extend the term of this Lease, but the Fixed Rent and Additional Rent payable hereunder shall be abated (provided Tenant is not responsible for the inability to obtain possession) until Landlord has given notice to Tenant that the Demised Premises are ready for Tenant's occupancy. Tenant hereby waives the provisions of Section 223-a of the Real Property Law of the State of New York, and agrees that the provisions of this Article are intended to constitute "an express provision to the contrary" within the meaning of said Section 223-a.

                                   ARTICLE 4

                                      Use

        4.01. Tenant's Business. Tenant shall use and occupy the Demised Premises for general and executive offices, and for no other purpose.

        4.02. Permits. If any governmental license or permit, other than a Certificate of Occupancy, shall be required for the proper and lawful conduct of Tenant's business in the Demised Premises, or any part thereof. Tenant, at its expense, shall duly procure and thereafter maintain such license or permit and submit the same to inspection of Landlord. Tenant shall at all times comply with the terms and conditions of each such license or permit.

        4.03. Restrictions. Tenant shall not at any time use or occupy, or suffer or permit anyone to use or occupy, the Demised Premises, or do anything to be done in the Demised Premises, in any manner (a) which violates the Certificate of Occupancy for the Demised Premises or for the Building; (b) which causes or is liable to cause injury to the Building or any equipment, facilities or systems therein; (c) which constitutes a violation of the laws and requirements of any public authorities or the requirements of insurance bodies;
(d) which impairs or tends to impair the character, reputation or appearance of the Building as a first-class office building; (e) which impairs or tends to impair the proper and economic maintenance, operation and repair of the Building and/or its equipment, facilities or systems; (f) which annoys or inconveniences or tends to annoy or inconvenience other tenants or occupants of the Building; or (g) which increases pedestrian traffic in and out of the Demised Premises or the Building above a reasonable level.

                                   ARTICLE 5

                                 Subordination

        5.01. Superior Leases and Mortgages. This Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate to all ground leases, overriding leases and underlying leases affecting the Building or the Property now or hereafter existing and to all mortgages which may now or hereafter affect the Building, the Property or any of such leases, whether or not such mortgages shall also cover other lands, buildings or leases, to each and every advance made or hereafter to be made under such mortgages, and to all renewals, modifications, replacements and extensions of such leases and such mortgages and spreaders and consolidations of such mortgages. This Section shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute, acknowledge and deliver any instrument that Landlord, the lessor under any such lease or the holder of any such mortgage or any of their respective successors in interest may reasonably request to evidence such subordination, and if Tenant fails to execute, acknowledge or deliver any such instrument within ten (10) days after request therefor, Tenant hereby irrevocably constitutes and appoints Landlord as Tenant's attorney-in-fact, coupled with an interest, to execute and deliver any such instrument for and on behalf of Tenant. Any lease to which this Lease is, at the time referred to, subject and subordinate is herein called "Superior Lease" and the lessor of a Superior Lease or its successor in interest is herein called "Superior Lessor"; and any mortgage to which this Lease is, at the time referred to, subject and subordinate is herein called "Superior Mortgage" and the holder of a Superior Mortgage is herein called "Superior Mortgagee".

        5.02. Notice. If any act or omission of Landlord would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this Lease, or to claim a partial or total eviction, Tenant shall not exercise such right (a) until it has given written notice of such act or omission to Landlord and to any Superior Mortgagee or Superior Lessor whose names shall previously have been furnished to Tenant, and (b) until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice and following the time when such Superior Mortgagee or Superior Lessor shall have become entitled under such Superior Mortgage or Superior Lease, as the case may be, to remedy the same (which reasonable period shall in no event be less than the period to which Landlord would be entitled under this Lease or otherwise, after similar notice, to effect such remedy), provided such Superior Mortgagee or Superior Lessor shall with due diligence give Tenant notice of intention to, and commence and continue to, remedy such act or omission.

        5.03. Attornment. If any Superior Lessor or Superior Mortgagee shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed, then at the request of such party so succeeding to Landlord's rights (herein called "Successor Landlord") and upon such Successor Landlord's written agreement to accept Tenant's attornment, Tenant shall attorn to and recognize such Successor Landlord as Tenant's landlord under this Lease and shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to evidence such attornment. Upon such attornment this Lease shall continue in full force and effect as a direct lease between the Successor Landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Lease, except that the Successor Landlord shall not (a) be liable for any previous act or omission of Landlord under this Lease; (b) be subject to any offset, not expressly provided for in this Lease, which theretofore shall have accrued to Tenant against Landlord; or (c) be bound by any previous modification of this Lease or by any previous prepayment of more than one month's Fixed Rent, unless such modification or repayment shall have been expressly approved in writing by the Successor Landlord (or predecessor in interest).

                                   ARTICLE 6

                           Assignment and Subletting

        6.01. Consent Required. Tenant covenants and agrees that neither this Lease, nor the estate hereby granted, nor the interest of Tenant in any sublease or the rentals thereunder, shall be assigned, mortgaged, pledged, encumbered or otherwise transferred by Tenant, Tenant's legal representatives, or successors in interest by operation of law or otherwise, and that neither the Demised Premises nor any part thereof shall be encumbered in any manner by reason of any act or omission on the part of Tenant, or shall be sublet or offered or advertised for subletting, or be used or occupied or permitted to be used or occupied or utilized for desk space, or for mailing privileges, by anyone other than Tenant, except as and subject to the conditions expressly provided in the following Sections of this Article or as expressly consented to in writing by Landlord. A transfer of fifty (50%) percent or greater interest (whether stock, partnership interest or otherwise) of Tenant shall be deemed to be an assignment of this Lease, either in one transaction or in any series of transactions within a twelve (12) month period.

        6.02. Collection of Rent, etc. If this Lease be assigned, whether or not in violation of the provisions of this Lease, Landlord may collect rent from the assignee. If the Demised Premises or any part thereof be sublet or be used or occupied by anyone other than Tenant whether or not in violation of this Lease, Landlord may, after default by Tenant, collect Rent from the subtenant or occupant. In either event, Landlord may apply the net amount collected to Rent, but no such assignment, subletting; occupancy or collection shall be deemed a waiver of any of the provisions of Section 6.01, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of Tenant's obligations under this Lease. The consent by Landlord to an assignment, mortgaging, pledging, encumbering, transfer, use, occupancy or subletting pursuant to any provision of this Lease shall not in any way be considered to relieve Tenant from obtaining the express consent of Landlord to any other or further assignment, mortgaging, pledging, encumbering, transfer, use, occupancy or subletting. References in this Lease to use or occupancy by anyone other than Tenant shall not be construed as limited to subtenants and those claiming under or through subtenants but as including also licensees or others claiming under or through Tenant, immediately or remotely. The listing of any name other than that of Tenant on any door of the Demised Premises or on any directory or in any elevator in the Building, or otherwise, shall not operate to vest in the person so named any right or interest in this Lease or in the Demised Premises, or be deemed to constitute, or serve as a substitute for, or any waiver of, any prior consent of Landlord required under this Article. Neither any assignment of Tenant's interest in this Lease, nor any subletting, occupancy or use of the Demised Premises, or any part thereof; by any person other than Tenant, nor any collection of rent by Landlord from any person other than Tenant, as provided in this Article, nor any application of any such rent, as provided in this Article shall, under any circumstances, relieve Tenant of any of its obligations under this Lease. No assignment of this Lease whether made with Landlord's consent or without Landlord's consent as provided in Section 6.03 hereof shall be effective until and unless the assignee shall execute an instrument in form and substance reasonably satisfactory to Landlord or deliver to Landlord an agreement or certificate of merger (to the same legal effect) whereby such assignee assumes and agrees to perform all of the obligations, terms, provisions, covenants and agreements contained in this Lease as though such assignee were the tenant named herein, and a copy of such assignment and assumption is delivered to Landlord.

        6.03. Landlord's Options. If Tenant shall at any time or times during the Term desire to assign this Lease or sublet all or part of the Demised Premises, Tenant shall give notice thereof to Landlord, which notice shall be accompanied by (a) a conformed or photostatic copy of the proposed assignment or sublease, the effective or commencement date of which shall be at least sixty
(60) days after the giving of such notice, (b) a statement setting forth in reasonable detail the identity of the proposed assignee or subtenant, the nature of its business and its proposed use of the Demised Premises, and (c) current financial information with respect to the proposed assignee or subtenant, including without limitation, its most recent financial report. Such notice shall be deemed an offer from Tenant to Landlord whereby Landlord may at its option (i) terminate this Lease (if the proposed transaction is an assignment of this Lease or a sublease of all or substantially all of the Demised Premises), or (ii) terminate this Lease with respect to the space covered by the proposed sublease (if the proposed transaction is a sublease of part of the Demised Premises). Said options may be exercised by Landlord by notice to Tenant at any time within sixty (60) days after such notice has been given by Tenant to Landlord; and during such sixty (60) day period Tenant shall not assign this Lease or sublet such space to any person.

        6.04. Termination of Lease. If Landlord exercises its option to terminate this Lease in the case where Tenant desires either to assign this Lease or sublet all or substantially all of the Demised Premises, then, this Lease shall end and expire on the date that such assignment or sublet was to be effective or commence, as the case may be, and Fixed Rent and Additional Rent shall be paid and apportioned to such date.

        6.05. Partial Termination. If this Lease is terminated with respect to a portion of the Demised Premises pursuant to Section 6.04, Landlord, at the cost and expense of Tenant, shall make such alterations as may be required to physically separate such terminated space from the remainder of the Demised Premises and shall make such repairs and alterations as may be required to restore to tenantable condition any part of the remainder of the Demised Premises which is physically affected by such separation. Tenant shall afford Landlord and its tenants, assignees or undertenants reasonably appropriate means of ingress and egress to and from such terminated space, and Landlord and Tenant shall execute and deliver a supplementary agreement modifying this Lease, as of the day following such termination, by eliminating such terminated space from the Demised Premises, reducing the Fixed Rent by the amount allocable to such part of the Demised Premises and appropriately modifying the other terms and provisions of this Lease to reflect the elimination of such terminated space from the Demised Premises.

        6.06. Consent Not Unreasonably Withheld. In the event Landlord does not exercise any of its options pursuant to Section 6.03 or terminate this Lease in whole or in part, and provided that Tenant is not in default of any of Tenant's obligations under this Lease, then Landlord's consent (which must be in writing and in form satisfactory to Landlord) to the proposed assignment or sublease shall not be unreasonably withheld, provided that the following conditions are complied with:

              (a) In Landlord's judgment the proposed assignee or subtenant is engaged in a business and the Demised Premises, or the relevant part thereof, will be used in a manner which (i) is in keeping with the then standards of the Building; (ii) is limited to the use expressly permitted under Section 4.01 and (iii) will not cause an undue amount of traffic in the Building or impose any additional burden upon Landlord in the operation of the Building or providing services and utilities;

              (b) The proposed assignee or subtenant is a reputable person of good character and with sufficient financial worth considering the responsibility involved, and Landlord has been furnished with reasonable proof thereof;

              (c) Neither (i) the proposed assignee or sublessee nor (ii) any person which, directly or indirectly, controls, is controlled by, or is under common control with, the proposed assignee or sublessee, is then an occupant of any part of the Building or the Property;

              (d) The proposed assignee or sublessee is not a person with whom Landlord is then negotiating or has within the last six (6) months negotiated to lease space in the Building or the Property, and Landlord does not have any comparable space in the Building for rent:

              (e) The form of the proposed sublease shall be satisfactory to Landlord and shall comply with the applicable provisions of this Article;

              (f) There shall not be more than two (2) occupants (including Landlord or its designee) of the Demised Premises as originally demised hereunder;

              (g) The amount of the aggregate rent to be paid by the proposed subtenant is not less than the then current market rent per rentable square foot for the Demised Premises as though the Demised Premises were vacant, and the rental and other terms and conditions of the sublease are the same as those contained in the proposed sublease furnished to Landlord pursuant to Section 6.03: 6

              (h) Tenant shall reimburse Landlord on demand for any costs that may be incurred by Landlord in connection with said assignment or sublease, including, without limitation, the cost of making investigations as to the acceptability of the proposed assignee or subtenant and reasonable legal fees incurred in connection with the granting of any requested consent;

              (i) Tenant shall not have (i) advertised or publicized in any way the availability of the Demised Premises or any portion thereof without prior notice to and approval by Landlord, nor shall any advertisement state the proposed rental, (ii) listed the Demised Premises or any portion thereof for subletting, whether through a broker, agent, representative, or otherwise, at a rental rate less than the Fixed Rent and Additional Rent at which Landlord is then offering to lease other space in the Building; and

              (j) The Managing Agent shall serve as Tenant's exclusive agent in connection with the assignment or sublease transaction and Tenant shall pay a commission to the Managing Agent in accordance with its then rates provided same are competitive.

        6.07. Tenant Remains Liable. Each subletting pursuant to this Article shall be subject to all of the covenants, agreements, terms, provisions and conditions contained in this Lease. Notwithstanding any such subletting and/or acceptance of Rent by Landlord from any subtenant, Tenant shall and will remain fully liable for the payment of Fixed Rent and Additional Rent due and to become due hereunder and for the performance of all the covenants, agreements, terms provisions and conditions contained in this Lease on the part of Tenant to be performed and all acts and omissions of any licensee or subtenant or anyone claiming under or through any subtenant which shall be in violation of any of the obligations of this Lease, shall be deemed to be a violation by Tenant. Tenant further agrees that notwithstanding any such subletting, no other and further subletting of the Demised Premises or any part thereof by Tenant or any person claiming through or under Tenant shall or will be made except upon compliance with and subject to the provisions of this Article.

        6.08. Conditions of Subletting. With respect to each and every sublease or subletting authorized by Landlord under the provisions of this Lease, it is further agreed as follows:

              (a) No subletting shall be for a term ending later than one day prior to the Expiration Date;

              (b) No sublease shall be valid, and no subtenant shall take possession of the Demised Premises or any part thereof, until an executed counterpart of such sublease in recordable form has been delivered to Landlord; and

              (c) Each sublease shall provide that it is subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and that in the event of termination, re-entry or dispossess by Landlord under this Lease, Landlord may, at its option, terminate such sublease or take over all of the right, title and interest of Tenant, as sublessor, under such sublease, and such subtenant shall, at Landlord's option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not (i) be liable for any previous act or omission of Tenant under such sublease, (ii) be subject to any offset, not expressly provided in such sublease, which theretofore accrued to such subtenant against Tenant, or (iii) be bound by any previous modification of such sublease (unless consented to by Landlord) or by any previous prepayment of more than one month's rent.

        6.09. Consideration to Landlord. If Landlord shall give its consent to any assignment of this Lease or to any sublease, Tenant shall, in consideration therefor, pay to Landlord, as Additional Rent:

              (a) In the case of an assignment, an amount equal to all sums and other consideration paid to Tenant by an assignee for or by reason of or in any way connected with such assignment (including, but not limited to, sums paid for the sale or rental of Tenant's equipment, furniture, furnishings or other personal property, less, in the case of a sale thereof, the then net unamortized or undepreciated cost thereof determined on the basis of Tenant's federal income tax returns); and

              (b) In the case of a sublease, any rent, additional charge or other consideration payable under the sublease to Tenant by the subtenant which is in excess of Fixed Rent and Additional Rent accruing during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Tenant hereunder) pursuant to the terms thereof (including but not limited to sums paid for the sale or rental of Tenant's equipment, furniture or other personal property, less, in the case of the sale thereof, the then net unamortized or undepreciated cost thereof determined on the basis of Tenant's federal income tax returns).

The sums payable under this section 6.09(b) shall be paid to Landlord as and when payable by the subtenant to Tenant.

        6.10. Joint and Several Liability. The joint and several liability hereunder of Tenant herein named, or any immediate or remote successor in interest of said Tenant, as assignor, with each assignee subsequent to it for the obligations of Tenant hereunder in each instance provided for in this Article shall not be discharged, released or impaired in any respect by any agreement or stipulation made between Landlord or any grantee or assignee by way of mortgage, or otherwise, of Landlord and any such assignee, extending the time of, or modifying, any of the obligations of this Lease, or by any waiver or failure of Landlord to enforce any of the obligations of this Lease, or of the same as affected by any such agreement or stipulation, but shall remain in full force and effect, and Tenant herein named and its successors in interest preceding such assignment shall continue liable hereunder until the expiration of the Term. To charge Tenant herein named and Its successors in interest preceding any such assignment no demand shall be required, nor shall there be required any notice of any default with respect to any of the obligations of this Lease, or of the same as affected by such agreement or stipulation, if any, said Tenant and each of its said successors in interest hereby expressly waiving any such demand or notice, except that if Tenant herein named or any such successor in interest, at or about the time of making its assignment, or thereafter, gives written notice to Landlord expressly referring to this Section and demanding notice of default, Landlord shall give said Tenant or such successor in interest the same or equivalent notice of default and opportunity to cure as the Tenant in possession shall be entitled to receive under this Lease.

                                   ARTICLE 7

                        Estoppel Certificate; Memorandum

        7.01. Delivery of Certificate. Tenant shall, without charge at any time and from time to time, within ten (10) days after request by Landlord, certify by written instrument duly acknowledged and delivered to any proposed or actual mortgagee, assignee of any mortgage or purchaser, or any other person, firm or corporation specified by Landlord:

              (a) That this Lease is unmodified and in full force and effect (or, if there has been any modification, that the same is in full force and effect as modified and stating the modification);

              (b) Whether or not there are then existing any set-offs, or defenses against the enforcement of any of the agreements, terms, covenants or conditions hereof upon the part of Tenant to be performed or complied with (and, if so specifying the same); and

              (c) The dates, if any, to which the Rent has been paid in advance.

        7.02. Memorandum of Lease. At the request of Landlord, Tenant shall promptly execute, acknowledge and deliver a memorandum in form satisfactory to Landlord with respect to this Lease, or any amendment of or other agreement supplementary to this Lease, sufficient for recording.

                                   ARTICLE 8

                              Requirements of Law

        8.01. Compliance. Tenant, at Tenant's sole cost and expense, shall promptly comply with all present and future laws, orders and regulations of all governmental authorities having jurisdiction and all orders, rules and regulations of the New York Board of Fire Underwriters or any similar body which shall impose any violation, order or duty (collectively, "Regulations") upon Landlord or Tenant with respect to the Demised Premises or the use or occupancy thereof, except that nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has by its manner of use of the Demised Premises or method of operation therein violated any Regulations. Tenant may, after securing Landlord to Landlord's satisfaction against all damages, interest, penalties and expenses, including, but not limited to, attorney's fees, by cash deposit or by surety bond In an amount and In a company satisfactory to Landlord, contest and appeal any such Regulations provided same is done with all reasonable promptness and provided such appeal shall not subject Landlord to prosecution for a criminal offense or constitute a default under any lease or mortgage under which Landlord may be obligated, or which may encumber the Demised Premises, the Building or the Property or cause the Demised Premises, the Building or the Property to be condemned or vacated.

        8.02. Prohibitions. Tenant shall not do or permit any act or thing to be done in or to the Demised Premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Landlord with respect to the Demised Premises or the Building or which shall or might subject Landlord to any liability or responsibility to any person or for property damage, nor shall Tenant keep anything in the Demised Premises except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters, Fire Insurance Rating Organization or other authority having jurisdiction, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the Building, nor use the Demised Premises in a wrongful manner which will increase the insurance rate for the Building or any property located therein over that in effect prior to the commencement of Tenant's occupancy. If by reason of Tenant's failure to comply with the provisions of this Article the fire insurance rate shall, be higher than it otherwise would be, then Tenant shall reimburse Landlord, as Additional Rent hereunder, for that portion of all fire insurance premiums thereafter paid by Landlord which shall have been charged because of such failure by Tenant, and shall make such reimbursement upon the first day of the month following such outlay by Landlord.

        8.03. Insurance Rates. In any action or proceeding wherein Landlord and Tenant are parties, a schedule or "makeup" of rates for the Building or Demised Premises issued by the New York Fire Insurance Exchange, or other body making fire insurance rates applicable to the Building or the Demised Premises, shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rate then applicable.

                                   ARTICLE 9

                       Property Loss and Indemnification

        9.01. Limitation of Liability. Landlord or Landlord's Agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the Building, nor for loss of or damage to any property of Tenant by theft or otherwise, nor for injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by or due to the negligence of Landlord or Landlord's Agents, nor shall Landlord or Landlord's Agents be liable for any such damage caused by other tenants or persons in, upon or about the Building or caused by operations in construction of any private, public or quasi-public work.

        9.02. Tenant's Indemnification. Tenant shall indemnify and hold harmless Landlord and Landlord's Agents from and against any and all claims arising from or in connection with (a) the conduct or management of the Demised Premises or of any business therein, or any work or thing whatsoever done, or any condition created (other than by Landlord) in or about the Demised Premises during the Term or during the period of time, if any, prior to the Commencement Date that Tenant may have been given access to the Demised Premises: (b) any act, omission or negligence of Tenant, Tenant's Agents or any subtenants or licensees or their partners, officers, agents, employees or contractors: (c) any accident, injury or damage whatsoever (unless caused solely by Landlord's negligence) occurring in, at or upon the Demised Premises; and (d) any breach or default by Tenant in the full and prompt payment and performance of Tenant's obligations under this Lease; together with all costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon, including, without limitation, all attorneys' fees and expenses. In case any action or proceeding be brought against Landlord or Landlord's Agents by reason of any such claim, Tenant,upon notice from Landlord, shall resist and defend such action or proceeding (by counsel reasonably satisfactory to Landlord).

                                   ARTICLE 10

                     Destruction - Fire and Other Casualty

        10.01. Repairs. If the Demised Premises shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Landlord and this Lease shall continue in full force and effect except as hereinafter set forth. If the Demised Premises are rendered partially unusable by fire or other casualty, the damage thereto shall be repaired by Landlord with reasonable dispatch after collection of the insurance proceeds attributable to such damage, subject to delays due to causes beyond Landlord's control, and Fixed Rent, until such repairs shall be substantially completed, shall be apportioned from the day following the casualty according to the part of the Demised Premises which is unusable. Landlord, however, shall have no obligation to repair any damage to Tenant's Property or Tenant's Work or any other property or effects of Tenant. If the Demised Premises are totally damaged or rendered wholly unusable by fire or other casualty then the Fixed Rent shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the Demised Premises shall have been repaired and restored by Landlord, subject to Landlord's right to elect not to restore the same as hereinafter provided.

        10.02. Termination. If the Demised Premises are rendered wholly unusable (whether or not the Demised Premises are damaged in whole or in part) or if the Building shall be so damaged that Landlord shall decide to demolish it or not to rebuild it, then, in either of such events, Landlord may elect to terminate this Lease by written notice to Tenant given within one hundred eighty (180) days after such fire or casualty. Such notice shall specify a date for the expiration of this Lease, and upon the date specified the Term shall expire as fully and completely as if such date were the date set forth above for the termination of this Lease and Tenant shall forthwith quit, surrender and vacate the Demised Premises, without prejudice however, to Landlord's rights and remedies against Tenant under the Lease provisions in effect prior to such termination, and any Rent owing shall be paid up to the date of termination and any payments of Rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. less Landlord shall serve a termination notice as provided for herein, Landlord shall make repairs and restoration as herein set forth with reasonable dispatch after collection of the insurance proceeds as provided in Section 10.01.

        10.03. Tenant's Property. Tenant acknowledges that Landlord will not carry insurance on Tenant's Property or on Tenant's business records or other property of Tenant or Tenant's Agents, and Tenant agrees that Landlord will not be obligated to repair any damage thereto or to replace the same.

        10.04. Waiver. Tenant hereby waives the provisions of Section 227 of the Real Property Law (and any successor law of like import) and agrees that the provisions of this Article shall control in lieu thereof.

                                   ARTICLE 11

                                   Insurance

        11.01. Liability Insurance. Tenant shall provide after taking possession of the Demised Premises and shall keep in force during the Term for the benefit of Landlord and Tenant a comprehensive policy of liability insurance protecting Landlord and Tenant against any liability whatsoever occasioned by accident on or about the Demised Premises or appurtenances thereof. Such policy is to be written by good and solvent insurance companies satisfactory to Landlord, and the limits of liability thereunder shall not be less than One Million Dollars ($1,000,000) in respect of any one person, Three Million Dollars ($3,000,000) in respect of any one accident, and One Million Dollars ($1,000,000) in respect of property damage. Such insurance may be carried under a blanket policy covering the Demised Premises and other locations of Tenant provided such blanket policy complies with the above amounts of insurance for the Demised Premises and the other requirements provided above. Prior to the time such insurance is first required to be carried by Tenant, and thereafter, at least fifteen (15) days prior to the expiration of any such policy Tenant agrees to deliver to Landlord either a duplicate original of the aforesaid policy or a certificate evidencing such insurance provided said certificate contains an endorsement that such insurance is primary and not excess over or contributory with any other insurance available to Landlord or its affiliated companies, and such insurance may not be cancelled except upon ten (10) days' notice to Landlord, together with evidence of payment of the premium therefor.

        11.02. Waiver of Subrogation. Tenant shall secure an appropriate clause in, or an endorsement upon, each insurance policy obtained by it and covering or applicable to the Demised Premises or the personal property, fixtures and equipment located therein or thereon, pursuant to which the insurance company waives subrogation or permits the insured, prior to any loss, to agree with a third party to waive any claim it might have against said third party without invalidating the coverage under the insurance policy. The waiver of subrogation or permission for waiver of any claim shall extend to Landlord and Landlord's Agents. Tenant hereby releases Landlord and Landlord's Agents in respect of any claim (including a claim for negligence) which it might otherwise have against Landlord or Landlord's Agents for loss, damage or destruction with respect to Tenant's Property by fire or other casualty (including rental value, or business interest, as the case may be) occurring during the term of this Lease and normally covered under a fire insurance policy with extended coverage endorsement.

                                   ARTICLE 12

                                  Condemnation

        12.01. Total Taking. If all or substantially all of the Building shall be lawfully condemned or taken in any manner for any public or quasi-public use, this Lease shall cease and terminate as of the date of the vesting of title in the condemnor.

        12.02. Partial Taking. If less than all of the Building shall be so condemned or taken, but if such taking shall substantially affect the Demised Premises or the means of access thereto, or if such condemnation or taking shall be of a substantial part of the Demised Premises, then Landlord shall have the right to terminate this Lease and the term and estate hereby granted by the delivery of written notice to Tenant within thirty (30) days following the date of actual vesting of title in the condemnor. Such termination shall take effect as of the date of actual vesting of title in the condemnor or thirty (30) days after the giving of such notice of termination, whichever is later. If Landlord shall not so elect to terminate, this Lease shall be and remain unaffected by such condemnation or taking, except that, effective as of the date of the vesting of title in the condemnor, Fixed Rent shall be reduced in the proportion which the area of the part of the Demised Premises so condemned or taken bears to the total area of the Demised Premises prior to such condemnation or taking.

        12.03. Award. In the event of the termination of this Lease in accordance with this Article, Rent shall be prorated and paid to the effective date of the termination. Tenant, whether or not this Lease be cancelled pursuant to this Article, shall not be entitled to claim or receive any part of any award or compensation which may be issued or rendered in any such condemnation proceeding or as a result of such condemnation or taking, and shall not be entitled to claim or receive any damages against Landlord, whether the same be for the value of the unexpired term of this Lease or otherwise.

                                   ARTICLE 13

                                     Repairs

        13.01. Tenant's Repairs. Tenant shall take good care of the Demised Premises and the fixtures and appurtenances therein and, at Tenant's cost and expense, make all non-structural repairs thereto as and when needed to preserve them in good working order and condition, reasonable wear and tear, obsolescence and damage from the elements, fire or other casualty excepted. Notwithstanding the foregoing, all damage or injury to the Demised Premises or to any other part of the Building, or to its fixtures, equipment and appurtenances, whether requiring structural or non-structural repairs, caused by or resulting from the following shall be repaired promptly by Tenant at its sole cost and expense:

                (a) the performance or existence of Tenant's Work or Alterations;

                (b) the installation, use or operation of Tenant's Property in the Demised Premises;

                (c) the moving of Tenant's Property in or out of the Building; or

                (d) the act, omission, misuse or neglect of Tenant, Tenant's Agents or any subtenant.

All the aforesaid repairs shall be of quality or class equal to the original work or construction. If Tenant fails after ten (10) days' notice to proceed with due diligence to make repairs required to be made by it, the same may be made by Landlord at the expense of Tenant, and the expenses thereof incurred by Landlord shall be collectible as Additional Rent after rendition of a bill or statement therefor. Tenant shall give Landlord prompt notice of any defective condition in any plumbing, heating system or electrical lines located in, servicing or passing through the Demised Premises and following such notice, Landlord shall remedy the condition with due diligence but at the expense of Tenant if repairs are necessitated by damage or injury attributable to Tenant or Tenant's Agents.

        13.02. Abatement. Neither (i) the making by Landlord, Tenant or others of any decorating, repairs, alterations, additions or improvements in or to the Building or the Demised Premises, nor (ii) the failure of Landlord or others to make any such decorations, repairs, alterations, additions or improvements, nor
(iii) any damage to the Demised Premises or to the property of Tenant, nor any injury to any persons, caused by other tenants or persons in the Building, or by operations in the construction of any private, public or quasi-public work, or by any other cause, nor (iv) any latent defect in the Building or in the Demised Premises, nor (v) any temporary or permanent closing, darkening or bricking up of windows of the Demised Premises for any reason whatsoever including, but not limited to, Landlord's own acts, nor (vi) any inconvenience or annoyance to Tenant or injury to or interruption of Tenant's business by reason of any of the events or occurrences referred to in the foregoing subdivisions (i) through (v), shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord, or Landlord's Agents or any Superior Lessor or Superior Mortgagee other than such liability as may be imposed upon Landlord by law for Landlord's negligence or the negligence of Landlord's Agents in the operation or maintenance of the Building or for the breach by Landlord of any express covenant of this Lease on Landlord's part to be performed.

        The provisions of this Article with respect to the making of repairs shall not apply in the case of fire or other casualty which are dealt with in
Article 10.

                                   ARTICLE 14

                                    Services

        14.01. Building Services. As long as Tenant is not in default under any of the covenants of this Lease, Landlord shall provide:

              (a) necessary elevator facilities during "Business Hours" (defined to mean from 8:00 a.m. to 6:00 p.m.) on "Business Days" (defined to mean all days except Saturday, Sunday and days observed by the Federal or State government as legal holidays), and have one elevator subject to call at all other times;

              (b) heat to the Demised Premises when and as required by law during Business Hours on Business Days;

              (c) water for ordinary lavatory purposes, but if Tenant uses or consumes water for any other purpose or in unusual quantities (of which fact Landlord shall be the sole judge), Landlord may install a water meter at Tenant's expense, which meter Tenant shall thereafter maintain at Tenant's expense in good working order and repair, to register such water consumption, and Tenant shall pay for water consumed as shown on said meter as Additional Rent as and when bills are rendered, and on Tenant'S default in making such payment, Landlord may pay such charges and collect the same from Tenant as Additional Rent. Such a meter shall also be installed and maintained at Tenant's expense if required by law or governmental order. Tenant, if a water meter is so installed, shall pay its proportionate share of sewer rent and all other rents and charges which are now or hereafter assessed, imposed or may become a lien on the Building;

              (d) cleaning service for the Demised Premises on Business Days provided that the Demised Premises are kept in order by Tenant. Tenant shall pay Landlord the cost of removal of any of Tenant's refuse and rubbish and Tenant shall pay to Landlord on demand the costs incurred by Landlord for extra cleaning work in the Demised Premises required because of (i) misuse or neglect on the part of Tenant or its employees or visitors, or (ii) use of portions of the Demised Premises for preparation, serving or consumption of food or beverages, data processing or reproducing operations, private lavatories or toilets or other special purposes requiring greater or more difficult cleaning work than office areas;

              (e) air-conditioning/cooling from May 15th through September 30th during Business Hours on Business Days; and

              (f) ventilation during Business Hours on Business Days, except when air-conditioning/cooling is being furnished as aforesaid.

        14.02. After Hours. If Tenant requires heat, air-conditioning/cooling or ventilation at times other than during Business Hours on Business Days, Landlord will furnish the same upon not less than forty-eight (48) hours advance notice,and Tenant shall pay to Landlord upon demand Landlord's then established charges therefor as Additional Rent.

        14.03. Limitation of Liability. Landlord shall have no responsibility or liability for failure to supply the services agreed to herein. Landlord reserves the right to stop the services of the heating, elevators, plumbing, air-conditioning, power systems or cleaning or other services, if any, when necessary by reason of accident or for repairs, alterations, replacements or improvements necessary or desirable in the judgment of Landlord for as long as may be reasonably required by reason thereof or by reason of any of the events described in Section 35.01.

                                   ARTICLE 15

                                   Alterations

        15.01. Requirements. Tenant may from time to time, at its expense, make such alterations (herein called "Alterations") in and to the Demised Premises, excluding structural changes, as Tenant may reasonably consider necessary for the conduct of its business in the Demised Premises, provided and upon condition that:

              (a) the outside appearance of the Building shall not be affected;

              (b) the Alterations are to the interior of the Demised Premises and no part of the Building outside of the Demised Premises shall be affected;

              (c) the proper functioning of the mechanical, electrical, sanitary and other service systems of the Building shall not be adversely affected and the usage of such systems by Tenant shall not be increased;

              (d) before proceeding with any Alteration, Tenant shall submit to Landlord for Landlord's approval plans and specifications for the work to be done, and Tenant shall not proceed with such work until it obtains Landlord's approval;

              (e) Tenant shall pay to Landlord upon demand the reasonable cost and expense of Landlord in (i) reviewing said plans and specifications and (ii) inspecting the Alterations to determine whether the same are being performed in accordance with the approved plans and specifications and all laws and requirements of public authorities, including, without limitation, the fees of any architect or engineer employed by Landlord for such purpose;

              (f) before proceeding with any Alteration Tenant shall obtain and deliver to Landlord either (i) a performance bond and a labor and materials payment bond (issued by a corporate surety licensed to do business in New York), each in an amount equal to one hundred twenty five (125%) percent of the cost of the Alteration as estimated by a reputable contractor designated by Landlord and in form satisfactory to Landlord, or (ii) such other security as shall be satisfactory to Landlord;

              (g) Tenant shall fully and promptly comply with and observe the rules and regulations of Landlord then in force with respect to the making of Alterations; and

              (h) with respect to Alteration or improvement work costing more than $5,000, Tenant agrees to pay to Landlord or Landlord's managing agent, as Additional Rent, promptly upon being billed therefor, a sum equal to fifteen (15%) percent of the cost of such work or Alteration, for Landlord's indirect costs, field supervision and coordination in connection with such work.

Tenant agrees that any review or approval by Landlord of any plans and/or specifications with respect to any Alteration and any inspection thereof are solely for Landlord's benefit, and without any representation or warranty whatsoever to Tenant with respect to the adequacy, correctness or efficiency thereof or otherwise.

        15.02. Permits. Tenant, at its expense, shall obtain all necessary governmental permits and certificates for the commencement and prosecution of Alterations and for final approval thereof upon completion, and shall cause Alterations to be performed in a good and workmanlike manner, using new materials and equipment at least equal in class to the better of (i) the original installations of the Building, or (ii) the then standards for the Building established by Landlord. Alterations shall be performed by contractors first approved by Landlord provided, however, that any Alterations in or to the mechanical, electrical, sanitary, heating, ventilating, air-conditioning or other systems of the Building shall be performed only by the contractor(s) designated by Landlord. Alterations shall be performed in such manner as not to unreasonably interfere with or delay and as not to impose any additional expense upon Landlord in the maintenance, repair or operation of the Building; and if any such additional expense shall be incurred by Landlord as a result of Tenant's performance of any Alterations, Tenant shall pay such additional expense upon demand. Throughout the performance of Alterations, Tenant, at its expense, shall carry, or cause to be carried, workmen's compensation insurance in statutory limits and general liability insurance, with completed operation endorsement, for any occurrence in or about the Building, under which Landlord shall be named an insured, in such limits as Landlord may reasonably require, with insurers reasonably satisfactory to Landlord. Tenant shall furnish Landlord with reasonably satisfactory evidence that such insurance is in effect at or before the commencement of Alterations and, on request, at reasonable intervals thereafter during the continuance of Alterations. If any Alterations shall involve the removal of any fixtures, equipment or other property in the Demised Premises which are not Tenant's Property, such fixtures, equipment or other property shall be promptly replaced at Tenant's expense with new fixtures, equipment or other property of like utility and at least equal value unless Landlord shall otherwise expressly consent.

        15.03. Violations. Tenant, at its expense, and with diligence and dispatch, shall procure the cancellation or discharge of all notices of violation arising from or otherwise connected with Alterations, or any other work, labor, services or materials done for or supplied to Tenant, or any person claiming through or under Tenant,which shall be issued by public authority having or asserting jurisdiction. Tenant shall defend, indemnify and save harmless Landlord from and against any and all mechanics' and other liens and encumbrances filed in connection with Alterations, or any other work, labor, services or materials done for or supplied to Tenant, or any person claiming through or under Tenant, including without limitation, security interests in any materials, fixtures or articles so installed in and constituting part of the Demised Premises and against all costs, expenses and liabilities incurred in connection with any such lien or encumbrance or any action or proceeding brought thereon. Tenant, at its expense, shall procure the satisfaction or discharge of record of all such liens and encumbrances within fifteen (15) days after the filing thereof. Notice is hereby given that Landlord shall not be liable for any work performed or to be performed at the Demised Premises for Tenant or for any subtenant, or for any materials furnished or to be furnished at the Demised Premises for Tenant or any subtenant, upon credit, and that no mechanic's or other lien for such work or materials shall attach to or affect the estate or interest of Landlord in and to the Demised Premises.

        15.04. Labor Strife. Tenant shall not, at any time prior to or during the Term, directly or indirectly employ, or permit the employment of, any contractor, mechanic or laborer in the Demised Premises, whether in connection with any Alterations or otherwise, if such employment will interfere or cause any conflict with other contractors, mechanics, or laborers engaged in the construction, maintenance or operation of the Building by Landlord, Tenant or others. In the event of any such interference or conflict, Tenant, upon demand of Landlord, shall cause all contractors, mechanics or laborers causing such interference or conflict to leave the Building immediately,

                                   ARTICLE 16

                     Escalations - Taxes, Operating Expenses

        16.01. Definitions. As used in this Article 16 the following definitions shall apply:

              (a) "Tax Year" shall mean each period of twelve months commencing January 1st in which occurs any part of the Term or such other period of twelve months occurring during the Term as hereafter may be adopted as the fiscal year for real estate tax purposes by the Town taxing authority having jurisdiction over the Property.

              (b) "Operating Year" shall mean each calendar year, subsequent to the calendar year 1993, in which occurs any part of the Term.

              (c) "Tenant's Proportionate Share" shall mean .56 percent (subject to adjustment in the event of changes to the Buildings pursuant to
        Section 1.01).

              (d) "Real Estate Taxes" shall mean the taxes and assessments (including special or extraordinary assessments) imposed upon the Property, including without limitation the School Tax and the State, County, Town Tax. If, due to a future change in the method of taxation, any franchise, income, profit or other tax, however designated, shall be levied against Landlord in substitution, in whole or in part, for or in lieu of any tax which would otherwise constitute a Real Estate Tax, such franchise, income, profit or other tax shall be deemed to be a Real Estate Tax for the purposes hereof and shall be deemed to be included in the term "Real Estate Taxes".

              (e) "Real Estate Tax Base" shall mean the sum of (i) one half of the sum of (a) the School Tax with respect to the Property for the period commencing July 1, 1992 and ending June 30, 1993 and (b) the School Tax with respect to the Property for the period commencing July 1, 1993 and ending June 30, 1994, and (ii) the State, County and Town Tax with respect to the Property for the period commencing January 1, 1993 and ending December 31, 1993 (as same may be reduced by appropriate proceeding).

              (f) "Escalation Statement" shall mean a statement in writing signed by Landlord setting forth the amount payable by Tenant for a specified Tax year or Operating Year (as the case may be) pursuant to this Article 16.

        16.02. Tax Escalation. If the Real Estate Taxes for any Tax Year shall be greater than the Real Estate Tax Base, then Tenant shall pay to Landlord as

Additional Rent an amount equal to Tenant's Proportionate Share of such excess (herein called the "Tax Payment").

        16.03. Tax Payments. Before or after the start of each Tax Year Landlord shall furnish to Tenant an Escalation Statement setting forth Landlord's estimate of the Tax Payment with respect to such Tax Year. Real Estate Taxes are currently due on January 1 (Town Tax) and September 1 (School Tax) of each Tax Year. In order to provide for tax escalation payments on account of and to be applied towards the Tax Payment required to be made to Landlord pursuant to
Section 16.02 hereof, Tenant shall make payments on account of the Tax Payments, in accordance with such Escalation Statement, for each Tax year in twelve monthly installments beginning six months prior to such Tax Year each in an amount equal to one-twelfth of the Tax Payment provided, however, the installments to be paid for the months of December preceding each Tax Year and August of each Tax Year shall be adjusted to reflect the Real Estate Taxes payable by Landlord as of January 1 and September 1 of such Tax Year. The installment for each calendar month shall be due in advance on the first day of each month. After the expiration of each Tax Year, Landlord shall furnish to Tenant a statement with respect to the Real Estate Taxes paid by Landlord for such Tax Year. If the Tax Payment to be made by Tenant pursuant to Section 16.02 hereof shall be greater than (resulting in an underpayment) or less than (resulting in an overpayment) the aggregate of all the installments paid on account to Landlord by Tenant for such Tax Year, then promptly after the receipt of the statement submitted by Landlord after such Tax Year, Tenant shall in the case of underpayment pay to Landlord an amount equal to such underpayment or Landlord shall in the case of an overpayment either (i) pay to Tenant an amount equal to such overpayment, or (ii) credit against the next installments of Additional Rent due from Tenant pursuant to this Article 16 an amount equal to such overpayment. If an Escalation Statement is furnished to Tenant after the commencement of the twelve month period in respect of which such Escalation Statement is rendered, Tenant shall, within fifteen (15) days thereafter pay to Landlord an amount equal to those installments of the Tax Payment payable as provided in this Section 16.03 during the period prior to the first day of the month next succeeding the month in which the applicable statement has been furnished. If during the term of this Lease, Taxes are required to be paid (either to the appropriate taxing authorities or as tax escrow payments to a superior mortgagee) in full or in monthly, quarterly, or other installments, on any other date or dates than as presently required (or additional or substitute impositions, levies or charges constituting Taxes are required to be paid), then at Landlord's option, Tenant's Tax Payments shall be correspondingly accelerated or revised so that said Tenant's Tax Payments are due at least thirty (30) days prior to the date payments are due to the taxing authorities or the superior mortgagee. The benefit of any discount for any early payment or prepayment of Taxes shall accrue solely to the benefit of Landlord and such discount shall not be subtracted from Taxes.

             If the real estate tax fiscal year of the relevant taxing authorities shall be changed during the term of this Lease, any Taxes for such fiscal year, a part of which is included within a particular Tax Year and a part of which is not so included, shall be apportioned on the basis of the number of days in such fiscal year included in the particular Tax Year for the purpose of making the computations under this Section 16.03.

        16.04. Survival. Payments shall be made pursuant to this Article 16 notwithstanding the fact that an Escalation Statement is furnished to Tenant after the Expiration Date.

        16.05. Reduction of Tax Base. If the Real Estate Tax Base is reduced as a result of an appropriate proceeding or otherwise, Landlord shall give notice to Tenant of the amount by which the Tax Payments previously made were less than the Tax Payments required to be made under this Article, and Tenant shall pay the amount of the deficiency within ten (10) days after demand therefor.

        16.06.  Tax Refunds, Reductions.

                (a) If Landlord shall receive a refund of Real Estate Taxes for any Tax Year, Landlord shall either pay to Tenant, or permit Tenant to credit against subsequent payments under this Article, Tenant's Proportionate Share of the net refund (after deducting from such total refund the costs and expenses, including, but not limited to, appraisal, accounting and legal fees of obtaining the same); provided, however, such payment or credit to Tenant shall in no event exceed Tenant's Tax Payment paid for such Tax Year.

                (b) In case the Real Estate Taxes for any Tax Year or part thereof shall be reduced before Tenant shall have paid Tenant's Proportionate Share of any excess thereof in respect of such Tax Year pursuant to Section 16.03(a) hereof, the Real Estate Taxes for such Tax Year shall be deemed to include any expenses, including counsel fees, incurred by Landlord in connection with obtaining such reduction.

        16.07. Tax Proration. If a Tax Year ends after the Expiration Date or other termination of this Lease, the Tax Payment therefor shall be prorated to correspond to that portion of such Tax Year occurring within the Term.

        16.08. Operating Expenses. (a) For the purpose of paragraph (a) through
(f) of this Section 16.08:

              (1) "Operating Expenses" shall mean the total of all the costs and expenses incurred or borne by Landlord in connection with the operation and maintenance of the Property, the curbs, sidewalks and plazas adjoining the same and the services provided tenants therein, including all expenses incurred as a result of Landlord's compliance with any of its obligations hereunder. Operating Expenses shall include, without being limited to, the following: (i) salaries, wages, medical, surgical, union and general welfare benefits (including, without limitation, group life insurance) and pension payments of employees of the Managing Agent or Landlord engaged in the repair, operation and maintenance of the Property; (ii) payroll taxes, workmen's compensation, uniforms, dry cleaning and related expenses for the employees referred to in subdivision (i); (iii) the cost of all charges for gas, steam, heat, ventilation, air-conditioning and water (including sewer rental) and other utilities furnished to the Property (including, without limitation, the common areas thereof), together with any taxes on any such utilities; (iv) the cost of all charges for rent, casualty, war risk (if obtainable from the United States government) and liability and fidelity insurance with regard to the Property and the maintenance and/or operation thereof; (v) the cost or rentals of all building and cleaning supplies, tools, materials and equipment, and sales and other taxes thereon and charges for telephone for the Property; (vi) the cost of all charges for management, window and other cleaning and janitorial services for the Property; (vii) the cost of electric current for the Buildings (for the purposes of this subparagraph (vii), the cost of electric current for the Buildings shall be deemed to mean the cost of all electricity purchased, including any taxes thereon or fuel or other adjustments in connection therewith, for use in the Buildings other than that which is furnished to the demised space of tenants in the Buildings, the parties agreeing that fifty (50%) percent of the Buildings' payments to the public utility for the purchase of electricity (subject to adjustment in accordance with the last paragraph of this subsection 16.08(a)) shall be deemed to be payment for electric current for the Buildings); (viii) the cost relating to the elevators and escalators; (ix) the cost relating to protection and security; (x) the cost relating to lobby decorations and interior and exterior landscape maintenance; (xi) repairs, replacements and improvements which are appropriate for the continued operation of the Property as a first class office complex with parking; (xii) painting of non-tenanted areas;
        (xiii) professional and consulting fees; (xiv) association fees or dues;
        (xv) charges of independent contractors; (xvi) repairs and replacements made by Landlord at its expense; (xvii) rents and additional rents (other than Taxes) under Superior Leases; (xviii) alterations and improvements to the Property made by reason of the laws and requirements of any public authorities or the requirements of insurance bodies; (xix) management fees or, if no managing agent is employed by Landlord, a sum in lieu thereof which is not in excess of the then prevailing rates for management fees of other first class office buildings in Rockland County; (xx) reasonable legal, accounting and other professional fees incurred in connection with the operation, maintenance and management of the Property and (xxi) all other charges properly allocable to the repair, operation and maintenance of the Property in accordance with generally accepted accounting principles.

              (2) "Operational Year" shall mean each calendar year after the Base Year as hereinafter defined.

              (3) "Base Year" shall be the calendar year 1993.

              (4) "Tenant's Proportionate Share of Increase" shall mean the percentage set forth in Section 16.01(c) multiplied by the increase in Operating Expenses for an Operational Year over Operating Expenses for the Base Year.

              (5) "Tenant's Projected Share of Increase" shall mean Tenant's Proportionate Share of Increase for the prior Operational Year and the reasonably estimated increase in costs for the current Operational Year divided by twelve (12) and payable monthly by Tenant to Landlord as Additional Rent.

        If Landlord shall purchase any item of capital equipment or make any capital expenditure designed to result in savings or reductions in Operating Expenses, then the coast thereof shall be included in Operating Expenses. The costs of capital equipment or capital expenditures are so to be included in Operating Expenses for the Operational Year in which the costs are incurred and subsequent Operational Years on a straight line basis to the extent that such items are amortized over such period of time as reasonably can be estimated as the time in which such savings or reductions in Operating Expenses are expected to equal Landlord's costs for such capital equipment or capital expenditure, with an interest factor equal to the prime rate of the Chemical Bank of New York at the time of Landlord's having incurred said costs. If Landlord shall lease any such item of capital equipment designed to result in savings or reductions in Operating Expenses, then the rental and other cost paid or incurred in connection with such leasing shall be included in Operating Expense for the Operational Year in which they were incurred.

        If during all or part of an Operational Year, Landlord shall not furnish any particular items(s) of work or service (which would constitute an Operating Expense hereunder) to portions of the Building (including without limitation the Demised Premises) due to the fact that such portions are not occupied or leased, or because such item or work or service is not required or desired by the tenant (including without limitations Tenant) of such portion, or such tenant is itself obtaining and providing such item of work or service, or for any other reason, then, for the purposes of computing the Additional Rent payable pursuant to paragraphs

(b) and (c) hereof, the amount of the expenses for such items(s) for such period shall be deemed to be increased by an amount equal to the additional operating and maintenance expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such items(s) or work or services to such portions of the Building.

        (b) After the expiration of the Base Year and any Operational Year, Landlord shall furnish Tenant a written detailed statement of the Operating Expenses incurred for such Base Year or Operational Year. Within thirty (30) days after receipt of such statement for any Operational Year, setting forth Tenant's Proportionate Share of Increase, Tenant shall pay same to Landlord as Additional Rent. The statement of Operating Expenses required to be furnished under this paragraph (b) shall be certified by an officer of Landlord or the Managing Agent.

        (c) Commencing with the first Operational Year after Landlord shall be entitled to receive Tenant's Proportionate Share of Increase, Tenant shall pay to Landlord as Additional Rent for the then Operational Year Tenant's Projected Share of Increase. If the statement furnished by Landlord to Tenant pursuant to paragraph (b) of this Section 16.08 at the end of the then Operational Year shall indicate that Tenant's Projected Share of Increase exceeded Tenant's Proportionate Share of Increase, Landlord shall forthwith either (i) pay the amount of excess directly to Tenant concurrently with the notice or (ii) permit Tenant to credit the amount of such excess against the subsequent payment of Rent due hereunder. If such statement furnished by Landlord to Tenant hereunder shall indicate that Tenant's Proportionate Share of Increase exceeded Tenant's Projected Share of Increase for the then Operational Year, Tenant shall forthwith pay the amount of such excess to Landlord.

        (d) Every statement given by Landlord pursuant to paragraph (b) of this Section shall be conclusive and binding upon Tenant unless (i) within sixty (60) days after the receipt of such statement Tenant shall notify Landlord that it disputes the correctness thereof, specifying the particular respects in which the statement is claimed to be incorrect, and (ii) if such dispute shall not have been settled by agreement, Tenant shall submit the dispute to arbitration within ninety (90) days after receipt of the statement. Pending the determination of such dispute by agreement or arbitration as aforesaid, Tenant shall, within thirty (30) days after receipt of such statement, pay Additional Rent in accordance with Landlord's statement and such payment shall be without prejudice to Tenant's position. If the dispute shall be determined in Tenant's favor, Landlord shall forthwith pay Tenant the amount of Tenant's overpayment of Additional Rent resulting from compliance with Landlord's statement.

        (e) In the event (i) that the Expiration Date or other termination of this Lease shall be a day other than the last day of an Operational Year, or
(ii) of any increase or decrease in the space comprising the Demised Premises (as may be provided herein), then in each such event in applying the provisions of this Section with respect to any Operational Year in which such event shall have occurred, adjustments shall be made to reflect the occurrence of such event on a basis consistent with the principles underlying the provisions of this Section taking into consideration (y) the portion of such Operational Year which shall have elapsed prior to the date of such expiration or termination date or,
(z) in the case of any such increase or decrease, the portion of the Demised Premises to which the same relates.

        (f) Payments shall be made pursuant to this Section notwithstanding the fact that a statement pursuant to paragraph (b) is furnished to Tenant after the expiration of the Term.

                                   ARTICLE 17

                                 Electric Energy

        17.01. Electric Inclusion. Landlord shall furnish to Tenant as an additional service included in the Fixed Rent payable hereunder, the electric energy which Tenant requires in the Demised Premises on a "rent inclusion" basis, through the presently installed electrical facilities for Tenant's reasonable use in the Demised Premises for lighting, light office equipment and the usual small business machines, including small copying machines. Landlord shall not in anywise be liable or responsible to Tenant for any loss or damage or expense which Tenant may sustain or incur if either the quantity or character of electric service is changed or is no longer available or suitable for Tenant's requirements.

        17.02. (a) Tenant acknowledges and agrees (i) that the Fixed Rent hereinabove set forth in this lease includes an Electricity Rent Inclusion Factor (as hereinafter defined), of $9,240.00 to compensate Landlord for the electrical wiring and other installations necessary for, and for its obtaining and redistribution of, electric current as an additional service; and (ii) that said Electricity Rent Inclusion Factor (hereinafter called "ERIF"), which shall be subject to periodic adjustments as herein provided, has been partially based upon Tenant's estimated connected electrical load and hours of use thereof for ordinary lighting and light office equipment, during ordinary business hours. The "Electricity Rent Inclusion Factor" shall mean the amount determined by applying the estimated connected electrical load and usage thereof in the Demised Premises (as determined by the electrical consultant as hereinafter provided) to the rate charged for such load and usage in the service classification in effect on September 1, 1991 pursuant to which Landlord then purchased electric current for the entire Building from the public utility corporation, which, as set forth in this Section 17.02, Landlord and Tenant initially agree is $9,240.00. If the cost to Landlord of electricity shall have been, or shall be, increased subsequent to September 1, 1991 (whether such increase occurs prior to or during the term of this Lease), by change in Landlord's electric rates, charges, fuel adjustment, or service classifications, or by taxes or charges of any kind imposed thereon, or for any other such reason, then the aforesaid ERIF portion of the Fixed Rent shall be increased in the same percentage.

        (b) Any such percentage increase in Landlord's cost due to a change in Landlord's electric rate charges, etc., shall be computed by the application of the average consumption (energy and demand) of electricity for the entire Building for the twelve (12) full months immediately prior to the rate change, other change in cost, or any changed methods of or rules on billing for same, on a consistent basis to the new rate and/or service classifications and the immediately prior existing rate and/or service classifications. If the average consumption of electricity for the entire Building for said prior twelve (12) full months cannot reasonably be applied and used with respect to changed methods of or rules on billing, then the percentage increase shall be computed by the use of the average consumption (energy and demand) for the entire Building for the first three (3) months under such changed methods of or rules on billing, projected to a full twelve (12) months; and that same consumption, so projected, shall be applied to the rate and/or service classifications which existed immediately prior to the changed methods of or rules on billing. The parties acknowledge that they understand that it is anticipated that existing electric rates, charges, etc., may be changed by virtue of time-of-day rates or other methods of or rules on billing, and that the foregoing reference to changes in methods of or rules on billing is intended to include any such change. The parties agree that the reputable, independent electrical consultant, selected by Landlord (hereinafter called "Landlord's electrical consultant") shall determine the percentage for the changes in the ERIF based on changes in Landlord's electric rate, charges, etc.

        17.03. (a) The parties agree that Landlord's electrical consultant may from time to time make surveys in the Demised Premises covering the electrical equipment and fixtures and use of current therein, and the connected electrical load and usage portion of the ERIF shall be changed in accordance with such survey, and the ERIF automatically redetermined, accordingly, by Landlord's electrical consultant. The Fixed Rent shall be appropriately adjusted effective as of the date of any such change in connected load and usage, as disclosed by said survey. In no event, is the originally specified $9,240.00 ERIF portion of the Fixed Rent (as adjusted by any electricity cost increases of Landlord after September 1, 1991) to be reduced.

               (b) The determination of change in the ERIF by Landlord's electrical consultant shall be binding and conclusive on Landlord and on Tenant from and after the delivery of copies of such determination to Landlord and Tenant, unless within thirty (30) days after the delivery of such copies. Tenant disputes such determination. If Tenant disputes the determination, it shall, at its own expense, obtain from a reputable, independent electrical consultant its own survey of Tenant's electrical lighting and power load and hours of use thereof, and a determination of such change in the ERIF in accordance with the provisions of this Article 17. Tenant's consultant and Landlord's electrical consultant then shall seek to agree on a finding of such determination of such change in the ERIF. If they cannot agree, they shall choose a third reputable electrical consultant whose cost shall be shared equally by Land and Tenant, to make a similar survey, and the determination of such ERIF change by such third electrical consultant shall be controlling. (If they cannot agree on such third consultant, within ten (10) days, then either party may apply to the Supreme Court in the County of New York for the appointment of such third consultant.) However, pending such determination, Tenant shall pay to Landlord the amount of ERIF as determined by Landlord's electrical consultant, provided, however, if the amount of ERIF determined as aforesaid is different from that determined by Landlord's electrical consultant, then Landlord and Tenant shall make adjustment for any deficiency owed by Tenant or overage paid by Tenant pursuant to the decision of Landlord's electrical consultant.

        17.04. Landlord's Right to Discontinue. Landlord reserves the right to discontinue furnishing electric energy to Tenant at any time upon sixty (60) days' written notice to Tenant, and from and after the effective date of such termination, Landlord shall no longer be obligated to furnish Tenant with electric energy, provided, however, that such termination date may be extended for a time reasonably necessary for Tenant to make arrangements to obtain electric service directly from the public utility company servicing the Building. If Landlord exercises such right of termination, this Lease shall remain unaffected thereby and shall continue in full force and effect; and thereafter Tenant shall diligently arrange to obtain electric service directly from the public utility company servicing the Building, and may utilize the then existing electric feeders, risers and wiring serving the Demised Premises to the extent of Tenant's then authorized connected load. Landlord shall be obligated to pay no part of any cost required for Tenant's direct electric service. Commencing with the date when Tenant receives such direct service, and as long as Tenant shall continue to receive such service, the Fixed Rent payable under this Lease shall be reduced to what the Fixed Rent would then have been but for the adjustments under this Article 17 and for the inclusion therein of the original ERIF payable by Tenant pursuant to this Lease.

        17.05. Submetered Electric. landlord shall have the option at any time to elect to furnish electric energy (subject to Section 17.04 hereof) on a submetered basis, in accordance with Exhibit C annexed hereto and made a part hereof. In the event that Landlord shall exercise the option contained in this
Section 17.05, the Fixed Rent set forth herein shall be reduced in the manner described in Section 17.04 hereof.

        17.06. Failure of Supply. Landlord shall not be liable in any way to Tenant for any failure or defect in the supply or character of electric energy furnished to the Demised Premises by reason of any requirement, act or omission of the public utility serving the Building with electricity or for any other reason not attributable to Landlord. Landlord shall furnish and install the replacement lighting tubes, lamps, bulbs and ballasts in the Demised Premises, at Tenant's expense.

        17.07. Capacity. Tenant's use of electric energy in the Demised Premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Demised Premises. In order to insure that such capacity is not exceeded and to avert possible adverse effect upon the Building's electric service, Tenant shall not, without Landlord's prior consent in each instance (which shall not be unreasonably withheld), connect any fixtures, appliances or equipment to the Building's electric distribution system or make any alteration or addition to the electric system of the Demised Premises existing on the Commencement Date. Should Landlord grant such consent, all additional risers or other equipment required therefor shall be provided by Landlord and the cost thereof shall be paid by Tenant to Landlord on demand.

                                   ARTICLE 18

                                      Signs

        18.01. If Tenant shall cause or permit any sign or other object to be placed on or affixed to any part of the Building not within the Demised Premises without Landlord's written permission. Landlord shall have the right, in addition to any other rights or remedies, without notice or liability to Tenant, to remove and dispose of any such sign or other object and to make any repairs necessitated by such removal, all at Tenant's sole cost and expense, and Landlord's cost and expense in performing such removal and repair shall be deemed Additional Rent payable with the next installment of Fixed Rent due hereunder.

                                   ARTICLE 19

                       Limitation of Landlord's Liability

        19.01. Tenant shall look solely to the estate and interest of Landlord in the Building for the satisfaction of Tenant's remedies for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to any of the terms, covenants and conditions of this Lease to be observed or performed by Landlord, and no other property or assets of Landlord or any of the partners, shareholders or other principals of Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to either this Lease, the relationship of Landlord and Tenant hereunder or Tenant's use and occupancy of the Demised Premises.

                                   ARTICLE 20

                                     Broker

        20.01. Tenant covenants, warrants and represents that Robert M. Kligerman and Coldwell Banker Schlott, Inc. were the sole brokers who negotiated and brought about the consummation of this Lease, and that no discussions or negotiations were had with any other broker concerning the leasing of space in the Building. Based on the foregoing warranty and representation, Landlord has agreed to pay a commission only Robert M. Kligerman and Coldwell Banker Schlott, Inc. in connection with the consummation of this Lease and Tenant agrees to indemnify, defend and hold Landlord harmless from and against any claim for a brokerage commission or other compensation arising out of any discussions or negotiations had by Tenant with this or any other broker.

                                   ARTICLE 21

                       Default -- Conditions of Limitation

        21.01. Bankruptcy. This Lease and the Term and estate hereby granted are subject to the limitation that whenever Tenant, or any guarantor of Tenant's obligations under this Lease, shall make an assignment of the benefit of creditors, or shall file a voluntary petition under any bankruptcy or insolvency shall be filed against Tenant or such guarantor under any bankruptcy or insolvency law, or whenever a petition shall be filed by or against Tenant or such guarantor under the reorganization provisions of the United States Bankruptcy Act or under the provisions of any law of like import, or whenever a petition shall be filed by Tenant or such guarantor under the arrangement provisions of any law of like import, or whenever a permanent receiver of Tenant, or such guarantor, or of or for the property of Tenant, or such guarantor, shall be appointed, then Landlord (a) if such event occurs without the acquiescence of Tenant, or such guarantor, as the case may be, at any time after the event continues for sixty (60) days or (b) in any other case at any time after the occurrence of any such event, may give Tenant a notice of intention to end the term of this Lease at the expiration of said five (5) days from the date of service of such notice of intention, and upon the expiration of said five (5) day period this Lease and the Term and estate hereby granted, whether or not the Term shall theretofore have commenced, shall terminate with the same effect as if that day were the Expiration Date, but Tenant shall remain liable for damages as provided in Article 23.

        If, at any time, (a) Tenant shall be comprised of two or more persons, or (b) Tenant's interest in this Lease shall have been assigned, the word "Tenant", as used in this Section shall be deemed to include any such person, Tenant herein named and each assignor and assignee and not merely the Tenant in possession. Any monies received by Landlord from or on behalf of Tenant during the pendency of any proceeding of the types referred to in this Section shall be deemed paid as compensation for the use and occupation of the Demised Premises and the acceptance of any such compensation by Landlord shall not be deemed an acceptance of Rent or a waiver on the part of Landlord of any rights hereunder.

        21.02. Events of Default. This Lease and the Term and estate hereby granted are subject to the further limitations that:

        (a) if Tenant shall default in the payment of any Fixed Rent or Additional Rent, and such default shall continue for five (5) days, or

        (b) if Tenant shall, whether by action or inaction, be in default of any of its obligations under this Lease (other than a default in the payment of Fixed Rent or Additional Rent) and such default shall continue and not be remedied within fifteen (15) days after Landlord shall have given to Tenant a notice specifying the same, or, in the case of a default which cannot with due diligence be cured with a period of fifteen (15) days and the continuance of which for the period required for cure will not subject Landlord to criminal penalty or to prosecution for a crime or termination of any Superior Lease or foreclosure of any Superior Mortgage, if Tenant shall not, (i) within said fifteen (15) day period advise Landlord of Tenant's intention to take all steps necessary to remedy such default, (ii) duly commence within said fifteen (15) day period, and thereafter diligently prosecute to completion, all steps necessary to remedy the default and (iii) complete such remedy within a reasonable time after the date of said notice of Landlord, or

        (c) if any event shall occur or any contingency shall arise whereby this Lease or the estate hereby granted or the unexpired balance of the term hereof would, by operation of law or otherwise, devolve upon or pass to any person, firm or corporation other than Tenant, except as expressly permitted by Article 6, or

        (d) if Tenant shall vacate or abandon the Demised Premises, or

        (e) if there shall be any default by Tenant (or any person which, directly or indirectly, controls, is controlled by, or is under common control with Tenant) under any other lease with Landlord (or any person which, directly or indirectly, controls, is controlled by, or is under common control with Landlord) which shall not be remedied within the applicable grace period, if any, provided therefor under such other lease, then in any of said cases Landlord may give to Tenant a notice of intention to end the Term of this Lease at the expiration of five (5) days from the date of the service of such notice of intention, and upon the expiration of said five (5) days this lease and the Term and estate hereby granted, whether or not the Term shall theretofore have commenced, shall terminate with the same effect as if that day were the Expiration Date, but Tenant shall remain liable for damages as provided in
Article 23.

                                   ARTICLE 22

                              Re-Entry by Landlord

        22.01. Summary Dispossess. If Tenant shall default in the payment of any Fixed Rent or Additional Rent and such default shall continue for five (5) days or if this Lease shall terminate as provided in Article 21, Landlord or Landlord's agents and employees may immediately or at any time thereafter re-enter the Demised Premises, or any part thereof, either by summary dispossess proceedings or by any suitable action or proceeding at law, or by force or otherwise, without being liable to indictment, prosecution or damages therefor, and may repossess the same, and may remove any person therefrom, to the end that Landlord may have, hold and enjoy the Demised Premises. The word "re-enter", as used herein, is not restricted to its technical meaning. If this Lease is terminated under the provisions of Article 21, or if Landlord shall re-enter the Demised Premises under the provisions of this Article, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provisions of law by reason of default hereunder on the part of Tenant, Tenant shall thereupon pay to Landlord the Fixed Rent and Additional Rent payable up to the time of such termination of this Lease, or of such recovery of possession of the Demised Premises by Landlord, as the case may be, and shall also pay to Landlord damages as provided in Article 23.

        22.02. Waivers. Tenant, on its own behalf and on behalf of all persons claiming through or under Tenant, including creditors, does hereby waive any and all rights and privileges so far as is permitted by law which Tenant and all such persons might otherwise have under any present or future law (a) to the service of any notice of intention to re-enter or to institute legal proceedings to that end, (b) to redeem the Demised Premises, (C) to re-enter or repossess the Demised Premises, or (d) to restore the operation of this Lease, after Tenant shall have been dispossessed by a judgment or by warrant of any court or judge, or after any re-entry by Landlord, or after any expiration or termination of this Lease and the Term, whether such dispossess, re-entry, expiration or termination shall be by operation of law or pursuant to the provisions of this Lease.

        22.03. Injunctive Relief. In the event of a breach or threatened breach by Tenant of any of its obligations under this Lease, Landlord shall also have the right of injunction. The special remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any other remedies to which Landlord may lawfully be entitled at any time and Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not provided for herein.

        22.04. Retention of Monies. If this Lease shall terminate under the provisions of Article 21, or if Landlord shall re-enter the Demised Premises under the provisions of this Article, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provisions of law by reason of default hereunder on the part of Tenant, Landlord shall be entitled to retain all monies, if any, paid by Tenant to Landlord, whether as advance rent, security or otherwise, but such monies shall be credited by Landlord against any Fixed Rent or Additional Rent due from Tenant at the time of such termination or re-entry or, at Landlord's option, against any damages payable by Tenant under Article 23 or pursuant to law.

                                   ARTICLE 23

                                    Damages

        23.01. Acceleration, Reletting. If this Lease is terminated under the provisions of Article 21, or if Landlord shall re-enter the Demised Premises under the provisions of Article 22, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall pay to Landlord as damages, at the election of Landlord, either:

             (a) a sum which at the time of such termination of this Lease or at the time of any such re-entry by Landlord, as the case may be, represents the then value of the excess, if any, of (i) the aggregate amount of the Fixed Rent and the Additional Rent under Articles 2 and 16 which would have been payable by Tenant (conclusively presuming the Additional Rent under Article 16 to be the same as was payable for the prior year, or if less than 365 days have then elapsed since the Commencement Date, the partial year immediately preceding such termination or re-entry) for the period commencing with such earlier termination of this Lease or the date of any such re-entry, as the case may be, and ending with the date contemplated as the Expiration Date hereof if this Lease had not so terminated or if Landlord had not so re-entered the Demised Premises, over (ii) the aggregate rental value of the Demised Premises for the same period, or

             (b) sums equal to the Fixed Rent and the Additional Rent which would have been payable by Tenant had this Lease not so terminated, or had Landlord not so re-entered the Demised Premises, payable upon the due dates therefor specified herein following such termination or such re-entry and until the date contemplated as the Expiration Date hereof if this Lease had not so terminated or if Landlord had not so re-entered the Demised Premises provided, however, that if Landlord shall relet the Demised Premises during said period, Landlord shall credit Tenant with the net rents received by Landlord from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting the expenses incurred or paid by Landlord in terminating this Lease or in re-entering the Demised Premises and in securing possession thereof, as well as the expenses of reletting, including, without limitation, altering and preparing the Demised Premises for new tenants, brokers' commissions, legal fees, and all other expenses properly chargeable against the Demised Premises and the rental therefrom, it being understood that any such reletting may be for a period shorter or longer than the remaining Term, but in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder nor shall Tenant be entitled in any suit for the collection of damages pursuant to this subdivision to a credit in respect of any net rents from reletting, except to the extent that such net rents are actually received by Landlord. If the Demised Premises or any part thereof shall be relet in combination with other space, then proper apportionment on a square foot basis shall be made of the rent received from such reletting and of the expenses of reletting.

        If the Demised Premises or any part thereof be relet by Landlord for the unexpired portion of the Term, or any part thereof, before presentation of proof of such damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall, prima facie, be the fair and reasonable rental value for Demised Premises, or part thereof, so relet during the term of the reletting. Landlord shall not be liable in any way whatsoever for its failure or refusal to relet the Demised Premises or any part thereof, or if the Demised Premises or any part thereof are relet, for its failure to collect the rent under such reletting, and no such refusal or failure to relet or failure to collect rent shall release or affect Tenant's liability for damages or otherwise under this Lease.

        23.02. Successive Suits, etc. Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the Term of this Lease would have expired if it had not been so terminated under the provisions of Article 21, or under any provision of law, or had Landlord not re-entered the Demised Premises. Nothing herein contained shall be construed to limit or preclude recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant. Nothing herein contained shall be construed to limit or prejudice the right of Landlord to prove for and obtain as damages by reason of the termination of this Lease or re-entry on the Demised Premises for the default of Tenant under this Lease an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved whether or not such amount be greater, equal to, or less than any of the sums referred to in
Section 23.01.

        23.03. Condition of Premises. In addition, if this Lease is terminated under the provisions of Article 21, or if Landlord shall re-enter the Demised Premises under the provisions of Article 22, Tenant agrees that:

        (a) the Demised Premises then shall be in the same condition as that in which Tenant has agreed to surrender the same to Landlord at the expiration of the term hereof;

        (b) Tenant shall have performed prior to any such termination any covenant of Tenant contained in this Lease for the making of any Alteration or for restoring or rebuilding the Demised Premises or the Building, or any part thereof; and

        (c) for the breach of any covenant of Tenant set forth above in this
Section 23.03, Landlord shall be entitled immediately, without notice or other action by Landlord, to recover, and Tenant shall pay, as and for liquidated damages therefor, the cost of performing such covenant (as estimated by an independent contractor selected by Landlord).

        23.04. Interest. In addition to any other remedies Landlord may have under this Lease, and without reducing or adversely affecting any of Landlord's rights and remedies under Article 21, if any Fixed Rent, Additional Rent or damages payable hereunder by Tenant to Landlord is not paid within five (5) days after demand therefor, the same shall bear interest at the rate of one and one-half percent (1 1/2%) per month or the maximum rate permitted by law, whichever is less, from the due date thereof until paid, and the amount of such interest shall be Additional Rent hereunder.

                                   ARTICLE 24

                                   Surrender

        24.01. Condition of Premises. (a) On the last day of the Term or upon any earlier termination of this Lease, or upon any re-entry by Landlord upon the Demised Premises, Tenant shall, at its own expense, quit and surrender the Demised Premises to Landlord broom clean, in good order, condition and repair, except for ordinary wear and tear and such damage or destruction as Landlord is required to repair or restore under the Lease. Tenant shall remove from the Demised Premises all of Tenant's Property and all personal property and personal effects of all persons claiming through or under Tenant, and shall pay the cost of repairing all damage to the Building and the Demised Premises occasioned by such removal.

             (b) All alterations, installations, additions and improvements made and installed by Tenant, or at Tenant's expense, upon or in the Demised Premises which are of a permanent nature and which cannot be removed without damage to the Demised Premises or Building shall become and be the property of Landlord, and shall remain upon and be surrendered with the Demised Premises as a part thereof at the end of the term of this Lease, except that Landlord shall have the right and privilege at any time up to twenty (20) days prior to the expiration of the term of the Lease to serve notice upon Tenant that any of such alterations, installations, additions and improvements shall be removed and, in the event of service of such notice. Tenant will, at Tenant's own cost and expense, remove the same in accordance with such request, and restore the Demised Premises to its original condition, ordinary wear and tear and casualty excepted.

        24.02. Sunday, Holidays. If the date of termination of this Lease shall fall on a Sunday or a Holiday, then Tenant's obligations under Section 24.01 shall be performed on or prior to the Saturday or business day immediately preceding such Sunday or Holiday.

        24.03. Tenant's Property. Any Tenant's Property or other personal property (other than money, securities, documents, or other valuables) which shall remain in the Demised Premises after termination of this Lease shall be deemed to have been abandoned and either may be retained by Landlord as its property or may be disposed of in such manner as Landlord may see fit; provided, however, that, notwithstanding the foregoing, Tenant will, upon request of Landlord made not later than thirty (30) days after the date of termination of this Lease, promptly remove from the Demised Premises any Tenant's Property or other personal property at Tenant's own expense. If such Tenant's Property or other personal property or any part thereof shall be sold, Landlord may receive and retain the proceeds of such sale and apply the same, at its option, against the expenses of the sale, cost of moving and storage, any arrears of Fixed Rent or Additional Rent and damages to which Landlord may be entitled hereunder or pursuant to law. Any excess proceeds shall be the property of Landlord. Any expense incurred by Landlord in removing or disposing of such Tenant's Property or other personal property shall be reimbursed to Landlord by Tenant on demand.

        24.04. Indemnification. If the Demised Premises are not surrendered upon the termination of this Lease, Tenant shall indemnify Landlord against loss, liability claims, damage, cost and expense, resulting from delay by Tenant in so surrendering the Demised Premises as provided in Section 24.01, including any claims made by any succeeding tenant founded on such delay.

        24.05. Last Month. If, during the last month of the Term, Tenant shall have removed all or substantially all of Tenant's Property from the Demised Premises, Landlord may immediately enter and alter, renovate and redecorate the Demised Premises, without elimination, diminution or abatement of Rent, or incurring liability to Tenant for any compensation, and such acts shall have no effect upon this Lease.

        24.06. Survival. Tenant's obligations under this Article shall survive the termination of this Lease.

                                   ARTICLE 25

                           Access to Demised Premises

        25.01. Landlord's Rights. Landlord and Landlord's Agents shall have the following rights in and about the Demised Premises: (i) to enter the Demised Premises at all times to examine the Demised Premises or for any of the purposes set forth in this Article or for the purpose of performing any obligation of Landlord under this Lease or exercising any right or remedy reserved to Landlord in this Lease, and if Tenant or Tenant's Agents shall not be personally present or shall not open and permit an entry into the Demised Premises at any time when such entry shall be necessary or permissible, to use a master key or to forcibly enter the Demised Premises; (ii) to erect, install, use and maintain pipes, ducts and conduits in and through the Demised Premises; (iii) to exhibit the Demised Premises to others; (iv) to make such decorations, repairs, alterations, improvements or additions, or to perform such maintenance, including, but not limited to, the maintenance of all heating, air-conditioning, elevator, plumbing, electrical and other mechanical facilities, as Landlord may deem necessary or desirable; (v) to take all materials into and upon the Demised Premises that may be required in connection with any such decorations, repairs, alterations, improvements, additions or maintenance; and (vi) to install on the inside of the windows a film or other similar substance to reduce the usage of energy in the Building.

        25.02. Portions Reserved. All parts (except surfaces facing the interior of the Demised Premises) of all walls, windows and doors bounding the Demised Premises (including exterior Building walls, core corridor walls, doors and entrances), all balconies, terraces and roofs adjacent to the Demised Premises, all space in or adjacent to the Demised Premises used for shafts, stacks, stairways, chutes, pipes, conduits, ducts, fan rooms, heating, air-conditioning, plumbing, electrical and other mechanical facilities, service closets and other Building facilities, and the use thereof, as well as access thereto through the Demised Premises for the purposes of operation, maintenance, alteration and repair, are hereby reserved to Landlord. Landlord also reserves the right at any time to change the arrangement or location of entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets and other public parts of the Building, provided any such change does not permanently and unreasonably obstruct Tenant's access to Demised Premises. Nothing contained in this Article shall impose any obligation upon Landlord with respect to the operation, maintenance, alteration or repair of the Demised Premises or the Building.

        25.03. Third Party Access. Landlord and Landlord's Agents shall have the right to permit access to the Demised Premises, whether or not Tenant shall be present, to any receiver, trustee, assignee for the benefit of creditors, sheriff, marshall or court officer entitled to, or reasonably purporting to be entitled to, such access for the purpose of taking possession of, or removing any property of Tenant or any other occupant of the Demised Premises, or for any other lawful purpose, or by any representative of the fire, police, building, sanitation or other department of the Town, Village, County, City, State or Federal Governments. Neither anything contained in this Section, nor any action taken by Landlord under this Section, shall be deemed to constitute recognition by Landlord that any person other than Tenant has any right or interest in this Lease or the Demised Premises.

        25.04. No Eviction. The exercise by Landlord or Landlord's Agent of any right reserved to Landlord in this Article shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord, or Landlord's Agents, or upon any Superior Lessor or Superior Mortgagee by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise.

                                   ARTICLE 26

                                    Waivers

        26.01. Order of Payment. If Tenant is in arrears in payment of Fixed Rent or Additional Rent, Tenant waives Tenant's right, if any, to designate the items which any payments made by Tenant are to be credited, and Tenant agrees that Landlord may apply any payments made by Tenant to such items as Landlord sees fit, irrespective of and notwithstanding any designation or request by Tenant as to the items which any such payments shall be credited.

        26.02. Trial by Jury. Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other or any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant and Tenant's use or occupancy of the Demised Premises.

        26.03. Counterclaims. Tenant shall not interpose any counterclaim of any kind in any summary proceeding commenced by Landlord for nonpayment of Rent.

                                   ARTICLE 27

                               No Surrender, etc.

        27.01. Delivery of Keys, etc. No act or thing done by Landlord or Landlord's Agents during the Term shall constitute a valid acceptance of a surrender of the Demised Premises or any remaining portion of the Term except a written instrument accepting such surrender, executed by Landlord. No employee of Landlord or the Managing Agent shall have any authority to accept the keys of the Demised Premises prior to the termination of this Lease, and the delivery of such keys to any such employee shall not operate as a termination of this Lease or a surrender of the Demised Premises; however, if Tenant desires to have Landlord sublet the Demised Premises for Tenant's account, Landlord or Landlord's Agents are authorized to receive said keys for such purposes without releasing Tenant from any of its obligations under this Lease, and Tenant hereby relieves Landlord of any liability for loss of, or damage to, any of Tenant's Property or other effects in connection with such subletting. The failure of Landlord to seek redress for breach or violation of, or to insist upon the strict performance of, any term, covenant or condition of this Lease on Tenant's part to be observed or performed shall not prevent a subsequent act or omission which would have originally constituted a breach or violation of such term, covenant or condition from having all the force and effect of an original breach or violation. The receipt by Landlord of Rent with knowledge of the breach or violation by Tenant of any term, covenant or condition of this Lease on Tenant's part to be observed or performed shall not be deemed a waiver of such breach or violation. Landlord's failure to enforce any Rules or Regulations against Tenant or against any other occupant of the Building shall not be deemed a waiver of any such Rules or Regulations. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver shall be set forth in a written instrument executed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the aggregate of all Fixed Rent and Additional Rent then due, no endorsement or statement on any check and no letter accompanying any check or other Rent payment in any such lesser amount and no acceptance of any such check or other such payment by Landlord shall constitute an accord and satisfaction, and Landlord may accept any such check or payment without prejudice to Landlord's right to recover the balance of such Rent or to pursue any other legal remedy.

                                   ARTICLE 28

                            Curing Tenant's Defaults

        28.01. Right to Cure. If Tenant shall default in the performance of any of Tenant's obligations under this Lease, Landlord, without thereby waiving such default, may (but shall not be obligated to) perform the same for the account and at the expense of Tenant, without notice in a case of emergency, and in any other case only if such default continues after the expiration of fifteen (15) days from the date Landlord gives Tenant notice of the default.

        28.02. Reimbursement. Bills for any expenses incurred by Landlord in connection with any such performance by it for the account of Tenant, and bills for all costs, expenses and disbursements of every kind and nature whatsoever, including reasonable counsel fees, involved in collecting or endeavoring to collect the Fixed Rent or Additional Rent or any part thereof or enforcing or endeavoring to enforce any rights against Tenant or Tenant's obligations hereunder, under or in connection with this Lease or pursuant to law, including any such cost, expense and disbursement involved in instituting and prosecuting summary proceedings or in recovering possession of the Demised Premises after default by Tenant or upon the expiration or sooner termination of this Lease, and interest on all sums advanced by Landlord under this Article at the rate of one and one-half percent (1 1/2%) per month or the maximum rate permitted by law, whichever is less, may be sent by Landlord to Tenant monthly, or immediately, at Landlord's option, and such amounts shall be due and payable in accordance with the terms of such bills as Additional Rent.

                                   ARTICLE 29

                                    Notices

        29.01. Any notice, statement, request, demand, consent, approval or other communication required or permitted to be given, rendered or made by either party to the other, pursuant to this Lease or pursuant to any applicable law or requirement of public authority, shall be in writing (whether or not so stated elsewhere in this Lease) and shall be deemed to have been properly given, rendered or made only if sent by registered or certified mail, return receipt requested, posted in a United States post office station or letter box in the continental United States, addressed to the other party at the address hereinabove set forth (except that after the Commencement Date, Tenant's address, unless Tenant shall give notice to the contrary, shall be the Building), and shall be deemed to have been given, rendered or made on the day so mailed, unless outside of the State of New York, in which case it shall be deemed to have been given, rendered or made on the first business day after the day so mailed. Either party may, by notice as aforesaid, designate a different address or addresses for notices, statements, demands, consents, approvals or other communications intended for it. A copy of each notice, etc. to Landlord shall be sent to the Managing Agent at its address set forth in
Article 1 (or any different address of which Tenant has been given like notice).

                                   ARTICLE 30

                                  Arbitration

        30.01. Express Provision. Landlord may at any time request arbitration, and Tenant may at any time when it is not in default in the payment of any Fixed Rent and Additional Rent request arbitration, of any matter in dispute where arbitration is expressly provided for in this Lease. The party requesting arbitration shall do so by giving notice to that effect to the other party, specifying in said notice the nature of the dispute, and said dispute shall be determined in the City of New York, by three (3) arbitrators, in accordance with the rules then obtaining of the American Arbitration Association (or any organization which is the successor thereto). The award in such arbitration may be enforced on the application by either party by the order or judgment of a court of competent jurisdiction.

        30.02. Fees. The fees and expenses of any arbitration shall be borne by the parties equally, but each party shall bear the expense of its own attorneys and experts and the additional expenses of presenting its own proof.

                                   ARTICLE 31

                         Relocation of Demised Premises

        31.01. Substitute Premises. Landlord may, at its option, before or after the Commencement Date, elect by notice to Tenant to substitute for the Demised Premises other office space in the Building (herein called the "Substitute Premises") designated by Landlord, provided that the Substitute Premises contains at least the same usable square foot area as the Demised Premises and has a configuration substantially similar to that of the Demised Premises. Landlord's notice shall be accompanied by a plan of the Substitute Premises, and such notice or the plan shall set forth the usable square foot area of the Substitute Premises. Tenant shall vacate and surrender the Demised Premises and shall occupy the Substitute Premises promptly (and, in any event, not later than 15 days) after Landlord has substantially completed the work to be performed by Landlord in the Substitute Premises pursuant to Section 31.02. Tenant shall pay the same Fixed Rent and Additional Rent under Articles 2 and 16 with respect to the Substitute Premises as were payable with respect to the Demised Premises, without regard to the usable square foot area of the Substitute Premises.

        31.02. Landlord's Expense. Tenant shall not be entitled to any compensation for any inconvenience or interference with Tenant's business, nor to any abatement or reduction of Fixed Rent or Additional Rent, but Landlord shall, at Landlord's expense, do the following: (i) furnish and install in the Substitute Premises fixtures, equipment, improvements and appurtenances at least equal in kind and quality to those contained in the Demised Premises at the time such notice of substitution is given by Landlord, (ii) provide to Tenant personnel to perform under Tenant's direction the moving of Tenant's Property from the Demised Premises to the Substitute Premises, (iii) promptly reimburse Tenant for Tenant's actual and reasonable out-of-pocket costs incurred by Tenant in connection with the relocation of any telephone or other communications equipment from the Demised Premises to the Substitute Premises, and (iv) promptly reimburse Tenant for any other actual and reasonable out-of-pocket costs incurred by Tenant in connection with Tenant's move from the Demised Premises to the Substitute Premises provided such costs are approved by Landlord in advance, which approval shall not be unreasonably withheld. Tenant agrees to cooperate with Landlord so as to facilitate the prompt completion by Landlord of its obligations under this Section and the prompt surrender by Tenant of the Demised Premises. Without limiting the generality of the preceding sentence, Tenant agrees (i) to provide to Landlord promptly any approvals or instructions, and any plans and specifications or any other information reasonably requested by Landlord and
(ii) to promptly perform in the Substitute Premises any work to be performed by Tenant to prepare the same for Tenant's occupancy.

        31.03. Lease Modified. From and after the date that Tenant shall actually vacate and surrender the Demised Premises to Landlord, this Lease (i) shall no longer apply to the Demised Premises, except with respect to obligations which accrued on or prior to such surrender date; and (ii) shall apply to the Substitute Premises as if the Substitute Premises had been the space originally demised under this Lease.

                                   ARTICLE 32

                     No Representations -- Entire Agreement

        32.01. Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease or in any other written agreement which may be made between the parties concurrently with the execution and delivery of this Lease and shall expressly refer to this Lease. All understandings and agreements heretofore had between the parties are merged in this Lease and any other written agreement(s) made concurrently herewith, which alone fully and completely express the agreement of the parties and which are entered into after full investigation, neither party relying upon any statement or representation not embodied in this Lease or any other written agreement(s) made concurrently herewith.

                                   ARTICLE 33

                           Changes and Modifications

        33.01. No agreement shall be effective to change, modify, waive, release, discharge, terminate or effect an abandonment of this Lease, in whole or in part, unless such agreement is in writing, refers expressly to this Lease and is signed by the party against whom enforcement of the change, modification, waiver, release, discharge, termination or effectuation of the abandonment is sought.

        If any Superior Mortgagee shall require any modification of this Lease, Tenant shall, at Landlord's request, promptly execute and deliver to Landlord such instrument effecting such modification as Landlord shall require, provided that such modification does not adversely affect in any material respect any of the Tenant's rights under this Lease.

                                   ARTICLE 34

                             Successors and Assigns

        34.01. Except as otherwise expressly provided in this Lease, the obligations of this Lease shall bind and benefit the successors and assigns of the parties hereto with the same effect as if mentioned in each instance where a party is named or referred to; provided, however, that (a) no violation of the provisions of Article 6 shall operate to vest any rights in any successor or assignee of Tenant and (b) the provisions of this Article shall not be construed as modifying the conditions of limitation contained in Article 21.

                                   ARTICLE 35

                              Inability to Perform

        35.01. The obligations of Tenant hereunder shall be in no wise affected, impaired or excused, nor shall Landlord have any liability whatsoever to Tenant, because (a) Landlord is unable to fulfill, or is delayed in fulfilling, any of its obligations under this Lease by reason of strike, other labor trouble, governmental preemption or priorities or other controls in connection with a national or other public emergency or shortages of fuel, supplies or labor resulting therefrom, or any other cause, whether similar or dissimilar, beyond Landlord's reasonable control; or (b) of any failure or defect in the supply, quantity or character of electricity or water furnished to the Demised Premises by reason of any requirement, act or omission of the public utility or others serving the Building with electric energy, steam, oil, gas or water, or for any other reason whether similar or dissimilar, beyond Landlord's reasonable control.

                                   ARTICLE 36

                             Rules and Regulations

        36.01. Tenant and its employees and agents shall faithfully observe and strictly comply with the Rules and Regulations annexed hereto and made a part hereof as Exhibit D, and such reasonable changes therein (whether by modification, elimination or addition) as Landlord hereafter may make and communicate in writing to Tenant which do not unreasonably affect the conduct of the permitted use of the Demised Premises. Tenant's right to dispute the reasonableness of any changes in the Rules and Regulations shall be deemed waived unless asserted by notice to Landlord within thirty (30) days after the date upon which Landlord shall have given notice to Tenant of the adoption of any such changes in which case such dispute shall be determined by arbitration pursuant to Article 30. In case of any conflict or inconsistency between the provisions of this Lease and any Rules and Regulations as originally promulgated or as changed, the provisions of this Lease shall control. Landlord shall have no duty or obligation to enforce any Rule or Regulation, or any term, covenant or condition of any other lease, against any other tenant or occupant of the Building, and Landlord shall have no liability to Tenant for any violation of the same by any other tenant or occupant of the Building.

                                   ARTICLE 37

                                    Consents

        37.01. Express Provision. The provisions of this Article shall apply only in cases where either party hereto shall have specifically agreed not to unreasonably withhold its consent or approval as provided in this Lease, or where this Lease expressly provides that a judgment, opinion, requirement, act, sum of money or time limit be reasonable.

        37.02. Consent and Approval. If a party considers that the other party has unreasonably withheld or delayed a consent it shall so notify the other party within ten (10) days after receipt of notice of denial of the requested consent or, in case notice of denial is not received, within ten (10) days after the expiration of the time period during which a reply to a request should have been given, or if no specific time period is provided, within twenty (20) days after making its request for the consent, and within ten (10) days after giving the first-mentioned notice may submit the question of whether the withholding or delaying of such consent is unreasonable to determination by arbitration in the manner provided in Article 30. A consent shall not be deemed to have been unreasonably withheld or delayed unless the aggrieved party complies with the foregoing procedure and it shall be so determined by arbitration as aforesaid. In the event of such determination the requested consent shall be deemed to have been granted for all purposes of this Lease. The party who shall have refused or failed to give such consent shall not have any liability to the other party therefor, each party hereby waiving any claim for damages which it may have against the other based upon any assertion that the other party has unreasonably refused or failed or delayed to give a requested consent. The only remedy for an alleged unreasonable withholding or delaying of consent by either party shall be as provided in this Section.

                                   ARTICLE 38

                               Partnership Tenant

        38.01. If Tenant is a partnership (or is comprised of two or more persons, individually and as co-partners of a partnership) or if Tenant's interest in this Lease shall be assigned to a partnership (or to two or more persons, individually and as co-partners of a partnership) pursuant to Article 6 (any such partnership and such persons being referred to in this Section as "Partnership Tenant"), the following provisions of this Section shall apply to such Partnership Tenant: (i) the liability of each of the parties comprising Partnership Tenant shall be joint and several, (ii) each of the parties comprising Partnership Tenant hereby consents in advance to, and agrees to be bound by, any modifications which may hereafter be given by Partnership Tenant or by any of the parties comprising Partnership Tenant, (iii) any bills, statements, notices, demands, requests or other communications given or rendered to Partnership Tenant or to any of the parties comprising Partnership Tenant shall be deemed given or rendered to Partnership Tenant and to all such parties and shall be binding upon Partnership Tenant and all such parties, and (iv) if Partnership Tenant shall admit new partners, all of such new partners shall, by their admission to Partnership Tenant, be deemed to have assumed performance of all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed.

                                   ARTICLE 39

                                Quiet Enjoyment

        39.01. If and so long as Tenant pays the Fixed Rent and Additional Rent and performs and observes all the terms, covenants and conditions hereof on the part of Tenant to be performed and observed, Tenant shall quietly enjoy the Demised Premises during the Term without hindrance or molestation by any one claiming by, through or under Landlord, subject, however, to the terms of this Lease.

                                   ARTICLE 40

                                    Security

        40.01. Tenant has deposited with Landlord the sum of $16,940.08 as security for the full and faithful performance and observance by Tenant of Tenant's covenants and obligations under this Lease. If Tenant defaults in the full and prompt payment and performance of any of Tenant's covenants and obligations under this Lease, including, but not limited to, the payment of Fixed Rent and Additional Rent, Landlord may use, apply or retain the whole or any part of the security so deposited and the interest accrued thereon, if any, to the extent required for the payment of any Fixed Rent and Additional Rent or any other sums as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this Lease, including, but not limited to, any damages or deficiency in the reletting of the Demised Premises, whether such damages or deficiency accrue before or after summary proceedings or other re-entry by Landlord. If Landlord shall so use, apply or retain the whole or any part of the security or the interest accrued thereon, if any, Tenant shall upon demand immediately deposit with Landlord a sum equal to the amount so used, applied or retained as security as aforesaid. If Tenant shall fully and faithfully comply with all of Tenant's covenants and obligations under this Lease, the security or any balance thereof, with the interest thereon, if any, to which Tenant is entitled, shall be returned or paid over to Tenant after the date on which this Lease shall expire or sooner end or terminate, and after delivery to Landlord of entire possession of the Demised Premises. In the event of any sale of Landlord's interest in the Building or leasing of the Building, Landlord shall have the right to transfer the security and interest thereon, if any, to which Tenant is entitled, to the vendee or lessee and Landlord shall thereupon be released by Tenant from all liability for the return or payment thereof; and Tenant shall look solely to the new landlord for return or payment of the same; and the provisions hereof shall apply to every transfer or assignment made of the same to a new landlord. Tenant shall not assign or encumber or attempt to assign or encumber the monies deposited herein as security or any interest thereon to which Tenant is entitled, and neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

                                   ARTICLE 41

                                  Late Charge

        41.01. In the event that any payment of Fixed Rent or Additional Rent required to be made by Tenant under this Lease shall be received by Landlord more than ten (10) days after the same is due (the due date for payments of Fixed Rent is the first day of each month), a late charge of four cents (4 cts) for each dollar so overdue may be charged by Landlord for each month, or fraction of each month, from its due date until paid, for the purpose of defraying the expenses incurred in handling delinquent payments. It is understood that the late charge payable under this Article is in addition to the payment of interest on overdue payments pursuant to Section 23.04.

                                   ARTICLE 42

                                 Miscellaneous

        42.01. Governing Law. Irrespective of the place of execution or performance, this Lease shall be governed by and construed in accordance with the laws of the State of New York.

        42.02. Severability. If any provision of this Lease or the application thereof to any person or circumstances shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Lease and the application of that provision to other persons or circumstances shall not be affected but rather shall be enforced to the extent permitted by law.

        42.03. Captions. The table of contents, captions, headings and titles in this Lease are solely for convenience of reference and shall not affect its interpretation.

        42.04. Tenant's Covenants. Each covenant, agreement, obligation or other provision of this Lease on Tenant's part to be performed shall be deemed and construed as a separate and independent covenant of Tenant, not dependent on any other provisions of this Lease.

        42.05. Gender. All terms and words used in this Lease, regardless of the number of gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.

        42.06. Tenant's Occupancy of Other Space. Tenant shall not occupy any space in the Buildings (by assignment, sublease or otherwise) other than the Demised Premises, except with the prior written consent of Landlord in each instance.

        42.07. Excavation. If an excavation shall be made upon land adjacent to or under the Building, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter the Demised Premises for the purpose of performing such work as said person shall deem necessary or desirable to preserve and protect the Building from injury or damage and to support the same by proper foundations, without any claim for damages or liability against Landlord and without reducing or otherwise affecting Tenant's obligations under this Lease.

        42.08. Construction. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted.

        42.09. Notice of Accident. Tenant shall give notice to Landlord, promptly after Tenant learns thereof, of (a) any accident in or about the Demised Premises or the Building for which Landlord might be liable, (b) any fire in the Demised Premises, (c) all damage to or defects in the Demised Premises including fixtures, equipment and appurtenances thereof for the repair of which Landlord might be responsible and (d) all damage to or defects in any parts or appurtenances of the air-conditioning, elevator, plumbing, electrical, sanitary, mechanical or other service or utility systems located in or passing through the Demised Premises.

        42.10. Window Cleaning. Neither Tenant or Tenant's Agents or employees will require, permit, suffer or allow the cleaning of any window in the Demised Premises from the outside (within the meaning of Section 202 of the New York Labor Law) except in compliance with all applicable Regulations.

        42.11. No Offer to Lease. This Lease is not to be construed as an offer to lease and shall not in any way bind Landlord until such time as Landlord shall have executed this Lease and made delivery thereof to Tenant.

        42.12. Name of Building. Landlord may adopt any name for the Building, and Landlord reserves the right to change the name and/or address of the Building at any time.

                                   ARTICLE 43

                            Common Areas and Parking

        43.01. Landlord shall provide and shall make available from time to time within the boundaries of the Property such parking facilities, driveways, entrances and exits thereto, landscape and planted areas, and other improvements and facilities, as Landlord shall at any time and from time to time deem appropriate (all the foregoing being collectively referred to in this Lease as "Common Areas"). Tenant and its officers, employees, agents, customers and invitees shall have a nonexclusive right, in common with Landlord and all others to whom Landlord has granted or may hereafter grant rights, to use the Common Areas. The Common Areas shall at all times be subject to the exclusive control and management of Landlord, and Landlord shall have the right from time to time to establish, modify and enforce reasonable rules and regulations with respect to the Common Areas, and Tenant agrees, after notice thereof, to abide by such rules and regulations and to cause its officers, employees, agents, customers and invitees to conform thereto. Landlord shall construct, operate, manage, equip, repair, landscape, and maintain the Common Areas for their intended purposes in such manner as Landlord shall, in Landlord's sole discretion, from time to time determine. Landlord's rights respecting the Common Areas shall include (but shall not be limited to) the following:

                (i) to construct, maintain and operate lighting facilities serving the Common Areas;

                (ii) from time to time to change the area, level, location and arrangement of parking areas and other Common Area facilities, to make installations therein and to move or remove such installations, and to change the location of, or permanently diminish or discontinue the use of, any portion of the Common Areas;

                (iii) to restrict parking by tenants, their officers, agents, employees, customers and invitees, to designated areas;

                (iv) to discontinue, or restrict the use of, any portion of the Common Areas to such extent, and for such period of time, as may in the opinion of Landlord's counsel be necessary to prevent a dedication thereof or the accrual of any rights to any person or the public therein;

                (v) to temporarily suspend the use of all, or any portion of, the Common Areas: and

                (vi) to take any other action with respect to the Common Areas, as Landlord, in his sole discretion, shall determine to be advisable.

        43.02. Tenant's right to use the Common Areas shall be deemed to be a license coterminous with this Lease, and Landlord shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent by reason of Landlord's exercise of any right or rights respecting Common Areas reserved pursuant to Section 43.01 hereof, nor shall the exercise of any such right be deemed a constructive or actual eviction.

        43.03. With respect to the parking of vehicles at the Property:

                (a) If Landlord elects to designate a specific parking area for Tenant's use, Tenant shall require its personnel and visitors to park their vehicles only in parking spaces designated by Landlord for Tenant's use for its personnel and visitors on a "first come, first served" basis. Landlord reserves the right at all times to redesignate such parking spaces. Tenant, its personnel and visitors shall not at any time park any trucks or delivery vehicles in any of the parking areas. In accordance herewith, Landlord shall provide Tenant with two (2) reserved parking spaces.

                (b) All parking spaces and any other parking areas used by Tenant, its personnel and visitors will be at their own risk, and Landlord shall not be liable for any injury to person or property, or for loss or damage to any automobile or its contents, resulting from theft, collision, vandalism or any other cause whatsoever.

                (c) There shall be no overnight parking, and Tenant shall, and shall cause its personnel and visitors to, remove their automobiles from the parking area at the end of the working day. If any automobile owned by Tenant or by its personnel or visitors remains in the parking area overnight and the same interferes with the cleaning or maintenance of said area (snow or otherwise), any costs or liabilities incurred by Landlord in removing said automobile to effectuate cleaning or maintenance, or any damages resulting to said automobile or to Landlord's equipment or equipment owned by others by reason of the presence of or removal of said automobile during such cleaning or maintenance shall be paid by Tenant to Landlord, as additional rent on the rent payment date next following the submission of a bill therefor.

        IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

WITNESS:                                 LANDLORD:
                                         BLUE HILL PLAZA ASSOCIATES
                                         By: BNB Associates Limited Partnership,
                                         general partner
                                         By: Blue Hill Corp., General Partner

                                         By /s/
                                            --------------------------------

WITNESS:                                 TENANT:
                                         LONG DISTANCE DIRECT, INC.

                                         By /s/
                                            --------------------------------


Tenant's Federal Tax Identification Number is _____________.

                        CORPORATE TENANT ACKNOWLEDGMENT

STATE OF NEW YORK        )
                         : ss.:
COUNTY OF                )

        On this __________ day of _____________, 19__, before me, personally came _______________________________________, to me known, who being duly sworn, did depose and say that he resides in _______________________, to me known, who being by me duly sworn, did depose and say that he resides in _________________, City of __________________ State of _______________________, that he is the
_______________ of _________________ , the corporation described in and which executed the foregoing Lease, as Tenant; and that he signed his name thereto by order of the Board of Directors of said corporation.


                                         -------------------
                                            Notary Public

                        INDIVIDUAL TENANT ACKNOWLEDGMENT

STATE OF NEW YORK        )
                         : ss.:
COUNTY OF                )

        On this day of __________, 19__, before me, personally came ___________, to me known, and known to me to be the individual described in and who executed the foregoing Lease, as Tenant, and he duly acknowledged to me that he executed the same.


                                         -------------------
                                            Notary Public

STATE OF NEW YORK        )
                         : ss.:
COUNTY OF                )

        On this day of __________, 19__, before me, personally came ___________, to me known, and known to me to be the individual described in and who executed the foregoing Lease, as Tenant, and to me acknowledged that he is a general partner in the firm of BLUE HILL PLAZA ASSOCIATES, and that he executed the same individually and as a general partner of said firm.

                                         -------------------
                                            Notary Public

                                   EXHIBIT A

                                   FLOOR PLAN

                                  EXHIBIT A-1

                             PLOT PLAN OF PROPERTY

                                   EXHIBIT B

                       LANDLORD'S WORK AND TENANT'S WORK

                                   EXHIBIT C

                               ELECTRICITY OPTION

        (a) If Landlord elects to supply electric current to the demised premises, Tenant agrees that electric current will be supplied by Landlord and Tenant will pay Landlord or Landlord's designated agent, as additional rent for the supplying of electric current, the sum of (i) an amount computed by applying Tenant's consumption and demand for the billing period in question (as measured by the meter(s) installed in the demised premises for that purpose) to the rates in Service Classification No.4 of Consolidated Edison Company of New York, Inc. then in effect (or any successor rate classification pursuant to which Landlord purchases electricity for the building of which the demised premises forms a part), plus, (ii) fifteen (15) percent of such amount. Where more than one (1) meter measures the service of Tenant in the building of which the demised premises forms a part, the service rendered through each meter may be computed and billed separately in accordance with the rates herein. Bills therefor shall be rendered at such times as Landlord may elect and the amount, as computed from a meter, shall be deemed to be, and be paid as, additional rent within twenty
(20) days of rendition thereof. If any tax is imposed on Landlord's receipt from the sale or resale of electric energy or gas or telephone service to Tenant by any federal, state or municipal authority, Tenant covenants and agrees that where permitted by law, Tenant's pro rate share of such taxes shall be passed on to, and included in the bill of, and paid by, Tenant to Landlord. In no event shall the cost to Tenant for the supply of electric energy be less than 115% of the aggregate cost to Landlord for the supply of electric energy to Tenant at the demised premises (including any meter company charges, taxes, fuel adjustment charges and other charges and expenses to which Landlord is subject). If any meters or other equipment must be installed to furnish electric service to the demised premises on a submetered basis, as herein provided, the same shall be installed by Landlord at Tenant's expense, and Tenant shall pay therefor within thirty (30) days after demand by Landlord.

        (b) Landlord shall not be liable in any way to Tenant for any failure or defect in the supply or character of electric energy, steam or other utilities furnished to the demised premises by reason of any requirement, act or omission of the public utility serving the Building with electricity or steam or other utilities or for any other reason. Tenant's use of electric energy in the demised premises shall not at any time exceed the capacity of any of the electrical conductors, machinery and equipment in or otherwise serving the demised premises. In order to ensure that such capacity is not exceeded and to avert possible adverse effect upon the electric service in the Building, Tenant agrees not to connect any additional electrical equipment, fixtures, machinery or appliances of any type to the Building electric distribution system, other than lamps, typewriters and other small office machines which consume comparable amounts of electricity, without Landlord's prior written consent, which consent shall not be unreasonably withheld. Any additional risers, feeders, or other equipment proper or necessary to supply Tenant's electrical requirements, upon written request of Tenant, will be installed by Landlord's, at the sole cost and expense of Tenant, if, in Landlord's sole judgment, the same are necessary and will not cause permanent damage or injury to the Building or the demised premises, or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repair or expense or interfere with or disturb other tenants or occupants.

        (c) Landlord reserves the right to discontinue furnishing electric energy to Tenant at any time upon sixty (60) days' written notice to Tenant, and from and after the effective date of such termination, Landlord shall no longer be obligated to furnish Tenant with electric energy, provided, however, that such termination date may be extended for a time reasonably necessary for Tenant to make arrangements to obtain electric service directly from the public utility company servicing the

Building. If Landlord exercises such right of termination, this lease shall remain unaffected thereby and shall continue in full force and effect, and thereafter Tenant shall diligently arrange to obtain electric service directly from the public utility company servicing the Building, and may utilize the then existing electric feeders, risers and wiring serving the demised premises to the extent available and safely capable of being used for such purpose and only to the extent of Tenant's then authorized connected load. Landlord shall be obligated to pay no part of any cost required for Tenant's direct electric service.

                                   EXHIBIT D

                             RULES AND REGULATIONS

        1. The rights of each tenant in the entrances, corridors, elevators and escalators servicing the Building are limited to ingress to and egress from such tenant's premises for the tenant and its employees, licensees and invitees, and no tenant shall use, or permit the use of, the entrances, corridors, escalators or elevators for any other purpose. No tenant shall invite to the tenant's premises, or permit the visit of, persons in such numbers or under such conditions as to interfere with the use and enjoyment of any of the plazas, entrances, corridors, escalators, elevators and other facilities of the Building by any other tenants. Fire exits and stairways are for emergency use only, and they shall not be used for any other purpose by the tenants, their employees, licensees or invitees. No tenant shall encumber or obstruct, or permit the encumbrance or obstruction of any of the sidewalks, plazas, entrances, corridors, escalators, elevators, fire exits or stairways of the Building. Landlord reserves the right to control and operate the public portions of the Building and the public facilities, as well as facilities furnished for the common use of the tenants, in such manner as it in its reasonable judgment deems best for the benefit of the tenants generally.

        2. Landlord may refuse admission to the Building outside of Business Hours on Business Days (as such terms are defined in the Lease to which this Exhibit is attached) to any person not known to the watchman in charge or not having a pass issued by Landlord or the tenant whose premises are to be entered or not otherwise properly identified, and Landlord may require all persons admitted to or leaving the Building outside of Business Hours on Business Days to provide appropriate identification. Tenant shall be responsible for all persons for whom it issues any such pass and shall be liable to Landlord for all acts or omissions of such persons. Any person whose presence in the Building at any time shall, in the judgment of Landlord, be prejudicial to the safety, character or reputation of the Building or of its tenants may be denied access to the Building or may be ejected therefrom. During any invasion, riot, public excitement or other commotion, Landlord may prevent all access to the Building by closing the doors or otherwise for the safety of the tenants and protection of property in the Building.

        3. No tenant shall obtain or accept for use in its premises ice, drinking water, food, beverage, towel, barbering, bootblacking, floor polishing, cleaning or other similar services from any persons reasonably prohibited in writing from furnishing such services. Such services shall be furnished only at such hours, and under such reasonable regulations, as may be fixed by Landlord from time to time.

        4. The cost of repairing any damage to the public portions of the Building or the public facilities or to any facilities used in common with other tenants, caused by tenant or its employees, agents, contractors, licensees or invitees, shall be paid by such tenant.

        5. No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades or screens which are different from the standards adopted by Landlord for the Building shall be attached to or hung in, or used in connection with, any exterior window or door of the premises of any tenant, without the prior written consent of Landlord. Such curtains, blinds, shades or screens must be of a quality, type, design and color, and attached in the manner approved by Landlord.

        6. No lettering, sign, advertisement, notice or object shall be displayed in or on the exterior windows or doors, or on the outside of any tenant's premises, or at any point inside any tenant's premises where the same might be visible outside of such premises, without the prior written consent of Landlord. In the event of the violation of the foregoing by any tenant, Landlord may remove the same without any liability, and may charge the expense incurred in such removal to the tenant violating this rule. Interior signs, elevator cab designations and lettering on doors and the Building directory shall, if and when approved by Landlord, be inscribed, painted or affixed for each tenant by Landlord at the expense of such tenant, and shall be of a size, color and style acceptable to Landlord.

        7. The sashes, sash doors, skylights, windows and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by any tenant, nor shall any bottles, parcels or other articles be placed on the window sills or on the peripheral air conditioning enclosures, if any.

        8. No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors or vestibules.

        9. No bicycles, vehicles, animals, fish or birds of any kind shall be brought into or kept in or about the premises of any tenant or the Building.

        10. No noise, including, but not limited to, music or the playing of musical instruments, recordings, radio or television, which, in the judgment of Landlord, might disturb other tenants in the Building, shall be made or permitted by any tenant. Nothing shall be done or permitted in the premises of any tenant which would impair or interfere with the use or enjoyment by any other tenant of any other space in the Building.

        11. No tenant, nor any tenant's contractors, employees, agents, visitors or licensees, shall at any time bring into or keep upon the premises or the Building any flammable, combustible, explosive or otherwise dangerous fluid, chemical or substance.

        12. No additional locks or bolts of any kind shall be placed, upon any of the doors or windows in any tenant's premises and no lock on any door therein shall be changed or altered in any respect. Additional keys for a tenant's premises and toilet rooms shall be procured only from Landlord who may make a reasonable charge therefor. Each tenant shall, upon the termination of its tenancy, turn over to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys furnished by Landlord, such tenant shall pay to Landlord the cost thereof.

        13. All removals, or the carrying in or out of any safes, freight, furniture, packages, boxes, crates or any other object or matter of any description must take place during such hours and in such elevators, and in such manner as Landlord or its agent may determine from time to time. The persons employed to move safes and other heavy objects shall be reasonably acceptable to Landlord and, if so required by law, shall hold a Master's Rigger's license. Arrangements will be made by Landlord with any tenant for moving large quantities of furniture and equipment into or out of the Building. All labor and engineering costs incurred by Landlord in connection with any moving specified in this rule, including a reasonable charge for overhead and profit, shall be paid by Tenant to Landlord, on demand.

        14. Landlord reserves the right to inspect all objects and matter to be brought into the Building and to exclude from the Building all objects and matter which violate any of these Rules and Regulations or the lease of which this Exhibit is a part. Landlord may require any person leaving the Building with any package or other object or matter to submit a pass, listing such package or object or matter, from the tenant from whose premises the package or object or matter is being removed, but the establishment and enlargement of such requirement shall not impose any responsibility on Landlord for the protection of any tenant against the removal of property from the premises of such tenant. Landlord shall in no way be liable to any tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from the premises or the Building under the provisions of this Rule or of Rule 2 hereof.

        15. No tenant shall occupy or permit any portion of its premises to be occupied as an office for a public stenographer or public typist, or for the possession, storage, manufacture, or sale of liquor, narcotics, dope, tobacco in any form, or as a barber, beauty or manicure shop, or as a school. No tenant shall use its premises or any part thereof or permit the same to be used, for manufacturing or the sale at retail or auction of merchandise, goods or property of any kind.

        16. Landlord shall have the right to prohibit any advertising or identifying sign by any tenant which, in Landlord's reasonable judgment, tends to impair the reputation of the Building or its desirability as a building for others, and upon written notice from Landlord, such tenant shall refrain from and discontinue such advertising or identifying sign.

        17. Landlord shall have the right to prescribe the weight and position of safes and other objects of excessive weight, and no safe or other object whose weight exceeds the lawful load for the area upon which it would stand shall be brought into or kept upon any tenant's premises. If, in the judgment of Landlord, it is necessary to distribute the concentrated weight of any heavy object, the work involved in such distribution shall be done at the expense of the tenant and in such manner as Landlord shall determine.

        18. No machinery or mechanical equipment other than ordinary portable business machines may be installed or operated in any tenant's premises without Landlord's prior written consent which consent shall not be unreasonably withheld or delayed, and in no case (even where the same are of a type so excepted or as so consented to by Landlord) shall any machines or mechanical equipment be so placed or operated as to disturb other tenants; but machines and mechanical equipment which may be permitted to be installed and used in a tenant's premises shall be so equipped, installed and maintained by such tenant as to prevent any disturbing noise, vibration or electrical or other interference from being transmitted from such premises to any other area of the Building.

        19. Landlord, its contractors, and their respective employees, shall have the right to use, without charge therefor, all light, power and water in the premises of any tenant while cleaning or making repairs or alterations in the premises of such tenant.

        20. No premises of any tenant shall be used for lodging or sleeping or for any immoral or illegal purpose.

        21. The requirements of tenants will be attended to only upon application at the office of the Building. Employees of Landlord shall not perform any work or do anything outside of their regular duties, unless under special instructions from Landlord.

        22. Canvassing, soliciting and peddling in the Building are prohibited and each tenant shall cooperate to prevent the same.

        23. No tenant shall cause or permit any unusual or objectionable odors to emanate from its premises which would annoy other tenants or create a public or private nuisance. No cooking shall be done in the premises of any tenant except as is expressly permitted in such tenant's lease.

        24. Nothing shall be done or permitted in any tenant's premises, and nothing shall be brought into or kept in any tenant's premises, which would impair or interfere with any of the Building's services or the proper and economic heating, cleaning or other servicing of the Building or the premises, or the use or enjoyment by any other tenant of any other premises, nor shall there be installed by any tenant any ventilating, air-conditioning, electrical or other equipment of any kind which, in the reasonable judgment of Landlord, might cause any such impairment or interference.

        25. No acids, vapors or other materials shall be discharged or permitted to be discharged into the waste lines, vents or flues of the Building which may damage them. The water and wash closets and other plumbing fixtures in or serving any tenant's premises shall not be used for any purpose other than the purposes for which they designed or constructed, and no sweepings, rubbish, rags, acids, or other foreign substances shall be deposited therein. All damages resulting from any misuse of the fixtures shall be borne by the tenants who, or whose servants, employees, agents, visitors, or licensees shall have, caused the same. Any cuspidors or containers or receptacles used as such in the premises of any tenant or for garbage or similar refuse, shall be emptied, cared for and cleaned by and at the expense of such tenant.

        26. All entrance doors in each tenant's premises shall be left locked and all windows shall be left closed by the tenant when the tenant's premises are not in use. Entrance doors shall not be left open at any time. Each tenant, before closing and leaving its premises at any time, shall turn out all lights.

        27. Hand trucks not equipped with rubber tires and side guards shall not be used within the Building.

        28. All windows in each tenant's premises shall be kept closed, and all blinds therein above the ground floor shall be lowered as reasonably required because of the position of the sun, during the operation of the Building air-conditioning system to cool or ventilate the tenant's premises. If Landlord shall elect to install any energy saving film on the windows of the premises or to install energy saving windows in place of the present windows Tenant shall cooperate with the reasonable requirements of Landlord in connection with such installation and permit Landlord to have access to the tenant's premises at reasonable times during Business Hours to perform such work.

        29. Tenant shall not install any resilient tile or similar floor covering in the Demised Premises except in such manner as may be approved by Landlord.

        30. Tenant's employees shall not loiter around the hallways, stairways, elevators, front, roof or any other part of the Building used in common by the occupants thereof.

        31. If the Demised Premises become infested with insects or vermin, Tenant, at its sole cost and expenses, shall cause the Demised Premises to be exterminated, from time to time, to the satisfaction of Landlord, and shall employ such exterminators therefor as shall be approved by Landlord.

        32. Tenant shall not install nor permit to be installed any vending machines.

        33. No tenant shall cause unnecessary labor by reason of carelessness and indifference to the preservation of good order and cleanliness in its premises and in the Building.

        34. A directory on the first floor will be provided by Landlord, on which the names of tenants will be placed by Landlord.

        35. No tenant, or any employee of any tenant, shall go upon the roof of the Building without the written consent of Landlord.

        36. No article shall be fastened to or holes drilled or nails or screws driven into the walls or partitions, nor shall the walls or partitions be painted, papered or otherwise covered or in any way marked or broken, nor shall any attachment be made to the electric-lighting wires of the Building for storing of electricity, or for the running of motors or other purposes, nor shall any tenant use any other method of heating than that provided by Landlord, without the written consent of Landlord. No mechanic shall be allowed in or about the Building other than those employed by the Managing Agent, without the written consent of Landlord first having been obtained.

        37. Landlord reserves the right rescind, alter or waive any role or regulation at any time prescribed for the Building when, in its reasonable judgment, it deems it necessary, desirable or proper for its best interest and for the best interests of the tenants generally, and no alteration or waiver of any rule or regulation in favor of one tenant shall operate as an alteration or waiver in favor of any other tenant. Landlord shall not be responsible to any tenant for the non-observance or violation by any other tenant of any of the rules and regulations at any time prescribed for the Building.

                           FIRST MODIFICATION OF LEASE

        FIRST MODIFICATION OF LEASE dated the 1st day of Oct., 1994, between BLUE HILL PLAZA ASSOCIATES, a New York limited partnership, having an address at One Blue Hill Plaza, Pearl River, New York, 10965 (hereinafter called "Landlord"), and LONG DISTANCE DIRECT, INC., a New York Corporation, having an office at One Blue Hill Plaza, Pearl River, New York (hereinafter called "Tenant").

                                   WITNESSETH:

        WHEREAS:

        A. Landlord and Tenant have heretofore entered into a certain Lease, dated March, 1993 (such Lease as the same may have been and may hereafter be amended is hereinafter called the "Lease"), with respect to a portion of the fourteenth (14th) floor (hereinafter called the "Old Demised Premises") in the building (hereinafter called the "Building") known as One Blue Hill Plaza, Pearl River, New York, for a term ending on March 31, 1998, or on such earlier date upon which said term may expire or be terminated pursuant to any conditions or limitations or other provisions of the Lease or pursuant to law;

        B. The parties hereto desire to modify the Lease to provide for the addition of certain premises and in certain other respects.

        NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter contained, the parties hereto hereby modify said Lease as follows:

                1. All terms contained in this First Modification of Lease (the "Agreement") shall, for the purposes hereof, have the same meaning ascribed to them in the Lease.

                2. All of the terms and conditions as are in effect as of September 30, 1994, shall remain in full force and effect except that effective as of October 1, 1994 (the "Adjustment Date") and for the remainder of the term of the Lease, there shall be added to the Old Demised Premises the following additional space on the fourteenth (14th) floor of the Building, to wit:

                   The portion of the fourteenth (14th) floor of the Building substantially as shown hatched on the floor plan annexed hereto as Exhibit A (the "Additional Space") (the Demised Premises, as referred to in the Lease, shall be deemed to include the Old Demised Premises and the Additional Space for all purposes except where either the specific term "Additional Space" or ""Old Demised Premises" is referred to).

                   Landlord does hereby lease to Tenant and Tenant does hereby hire from Landlord the Additional Space subject and subordinate to all superior leases and superior mortgages as provided in the Lease and upon and subject to all the covenants, agreements, terms, and conditions of the Lease as supplemented by this First Modification of Lease.

                3. The addition of the Additional Space as provided in Paragraph 3 hereof shall be on the same terms and conditions of the Lease as modified hereby, except that effective as of the Adjustment Date and for the remainder of the term of the Lease (as hereby modified):

                   (i) (a) The annual rental rate payable (the "Fixed Rent") pursuant to Section 2.03 of the Lease shall be THIRTY-THREE THOUSAND EIGHT HUNDRED SEVENTY-FOUR AND 50/100 ($33,874.50) DOLLARS per year, payable in equal monthly installments of $2,822.88, during the period commencing on the Adjustment

Date and ending on the Expiration Date.

                       (b) Notwithstanding anything in Subparagraph (a) of this
Article 3(i) to the contrary, provided Tenant is not in default of any terms or provisions of the Lease, the Fixed Rent attributable to the Additional Space only shall be partially abated during the four (4) month period (the "Partial Abatement Period") commencing on the Adjustment Date and ending January 31, 1995, so that, during this First Partial Abatement Period, Tenant shall pay $256.63 per month. There shall be no abatements of rent in connection with the Old Demised Premises and no further rent abatements in connection with the Additional Space. Accordingly, Fixed Rent in accordance with the Lease, as modified by this First Modification of Lease, shall be due and payable except as specifically abated in this Article (3)(i)(b).

                  (ii) The amount that is included in the Fixed Rent and which is allocable to Tenant's electric energy costs as set forth in Section 17.02 of the Lease shall be increased by $3,079.50 per year, thereby increasing the amount set forth in said Section 17.02 to $12,319.50 per year, which amount may be subject to further adjustments in accordance with Article 17 of the Lease.

                  (iii) With respect to the definitions as set forth in Article 16 of the Lease as same relate only to the Additional Space as herein set forth, it being understood that the escalations applicable to the Old Demised Premises shall be calculated in accordance with the definitions as previously agreed to as if this Agreement did not exist, the following definitions shall apply:

          (A) The term "Operating Year" as set forth in Section 16.01(b) of the Lease, for purposes of the Additional Space only, shall mean, "each calendar year, subsequent to the calendar year 1996, in which occurs any part of the Term."

          (B) The term "Tenants Proportionate Share" as set forth in Section 16.01(c) of the Lease for purposes of the Additional Space only shall mean,
 .19%.

          (C) The term "Real Estate Tax Base" as set forth in Section 16.01(e) of the Lease for purposes of the Additional Space only shall mean, the sum of
(a) the School Tax payable with respect to the Property for the period commencing July 1, 1994 and ending June 30, 1995, and (b) one-half of the sum of
(x) the amount which is payable by Landlord for the State, County, and Town Tax with respect to the Property for the period commencing January 1, 1994 and ending December 31, 1994, and (y) the amount which is payable by Landlord for the State, County and Town Tax with respect to the Property for the period commencing January 1, 1995 and ending December 31, 1995 (as same may be reduced by appropriate proceeding).

          (D) The term "Base Year" as set forth in Section 16.08(a)(3) of the Lease for purposes of the Additional Space only shall mean calendar year 1996.

                  (iv) Landlord and Tenant agree that all escalations as per
Article 16 of the Lease applicable to the Additional Space shall be computed in accordance with the definitions and amended language as set forth in paragraph
(iii) of this Article 3. Notwithstanding, however, the escalations relating to the Old Demised Premises shall be computed in accordance with the original definitions and provisions as set forth in Article 16 of the Lease as if this Agreement did not exist.

              4. Tenant has inspected the Additional Space and agrees to accept same in its "as is" condition and agrees further that Landlord shall have no obligations to perform any work or incur any cost or expense in preparation for Tenant's occupancy. In addition, Tenant is occupying the Old Demised Premises and accepts same in its "as is" condition and agrees that Landlord shall have no obligation to perform any work nor incur any cost or expense in preparation for Tenant's continued occupancy.

              5. Tenant shall deposit with Landlord the additional sum of $5,645.00 as security deposit in connection with the Additional Space, so that the total amount on deposit shall be $22,585.08 as security for the Demised Premises. This deposit will be held as the Security Deposit applicable to the Demised Premises in connection with the terms set forth in Article 40 of the Lease.

              6. Tenant covenants, represents and warrants that Tenant has had no dealings or communications with any broker or agent in connection with the consummation of this Agreement other than Clifford Real Estate Services, Inc. (who is representing Landlord) and Tenant covenants and agrees to pay, hold harmless and indemnify Landlord from and against any and all costs, expense (including reasonable attorney's fees) or liability for any compensation, commissions or charges claimed by any other broker or agent with whom Tenant has had dealings or communications with respect to this Agreement.

              7. Except as modified by this Agreement, the Lease and all covenants, agreements, terms and conditions thereof shall remain in full force and effect and are hereby in all respects ratified and confirmed.

              8. The covenants, agreements, terms and conditions contained in this Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and, except as otherwise provided in the Lease as hereby modified, to their respective assigns.

              9. This Agreement may not be changed or terminated orally but only by an Agreement in writing signed by the party against which enforcement of any waiver, change, termination, modification or discharges is sought.

IN WITNESS WHEREOF, the parties hereto have executed the First Modification of Lease as of the day and year first above written.

                                      BLUE HILL PLAZA ASSOCIATES, Landlord
                                      BY:  BNB ASSOCIATES LIMITED PARTNERSHIP,
                                           General Partner
                                      BY:  BLUE HILL CORP., General Partner

ATTEST:

                                      /s/
-------------------------             ----------------------------------------


ATTEST:                               LONG DISTANCE DIRECT, INC., Tenant


/s/ J. Kehoe                          /s/
-------------------------             ----------------------------------------
    J. Kehoe